UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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Alexander & Baldwin, Inc.
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ALEXANDER & BALDWIN

PARTNERS FOR HAWAI'I

Proxy Statement

2023

LETTER TO OUR SHAREHOLDERS

To the Shareholders of Alexander & Baldwin, Inc.:
You are invited to attend the 2023 Annual Meeting of Shareholders of Alexander & Baldwin, Inc. (“A&B” or the “Company”), to be held on Tuesday, April 25, 2023 at 8:00 a.m. HST in a virtual format by live audio webcast. Information on how to attend our virtual Annual Meeting is included in the Proxy Statement. We hope that you can join us.
Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote your shares. You may vote via the Internet, by telephone or by requesting a paper proxy card to complete and return by mail. Specific instructions for shareholders are included in the enclosed proxy or on a Notice of Internet Availability of Proxy Materials being distributed to shareholders on or around March 14, 2023.
Your vote is important and your shares should be represented. Thank you for your continued support of A&B.
Sincerely,
CHRISTOPHER J. BENJAMIN
Chief Executive Officer
March 14, 2023

NOTICE OF ANNUAL MEETING

822 Bishop Street • Honolulu, Hawaii 96813
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Meeting Agenda:
Tuesday, April 25, 2023
8:00 a.m., HST
Where:
The 2023 Annual Meeting will be held in a virtual format via live audio webcast.
Shareholders may attend virtually and participate in the Annual Meeting, and vote their shares electronically, by visiting www.meetnow.global/MSJM4Y7. To participate in the Annual Meeting, a record shareholder will need to enter the 15-digit control number found on the proxy card.

1.Elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.Conduct an advisory vote on executive compensation;

3.Ratify the appointment of the independent registered public accounting firm for the ensuing year; and

4.Transact such other business as properly may be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on February 16, 2023 as the record date for the meeting. Owners of Alexander & Baldwin, Inc. stock at the close of business on that date are entitled to receive notice of and to vote at the meeting.
By Order of the Board of Directors,
ALYSON J. NAKAMURA
Vice President and Corporate Secretary
March 14, 2023
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE PROMPTLY VOTE VIA THE INTERNET OR BY TELEPHONE, OR REQUEST A PAPER PROXY CARD TO COMPLETE AND RETURN BY MAIL.

SUMMARY INFORMATION
To assist you in reviewing this Proxy Statement, we would like to call your attention to key elements of this document. The following description is only a summary. For more information, please read the complete Proxy Statement.
Annual Meeting of Shareholders

When:	Tuesday, April 25, 2023, 8:00 a.m. HST
Where:	The 2023 Annual Meeting will be virtual, conducted entirely via live audio webcast
Record Date:	February 16, 2023
Voting:	Shareholders as of the record date are entitled to vote
Attendance:	Record shareholders must have the control number printed on their proxy card in order to access the virtual meeting. Shareholders who hold their shares through an intermediary must register and provide a Legal Proxy. Further information is included in this Proxy Statement.
Meeting Agenda

Agenda Item	Board Recommendation	Page Reference
Election of seven directors	FOR each director nominee	4
Advisory vote on executive compensation	FOR	49
Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm	FOR	51
Board Nominees
The following table provides summary information about each director nominee. Each director nominee is elected until the next Annual Meeting of Shareholders.

Name	Director Since	Occupation	Committees
Christopher J. Benjamin	2016	Chief Executive Officer, Alexander & Baldwin, Inc.	—
Diana M. Laing	2019	Retired CFO, American Homes 4 Rent	•Audit •Compensation
John T. Leong	2020	Co-Founder & CEO of Kupu Co-Founder & CEO of Pono Pacific Land Management, LLC	•Audit
Thomas A. Lewis, Jr.	2017	Retired CEO, Realty Income Corporation	•Compensation
Douglas M. Pasquale	2012	Founder & CEO of Capstone Enterprises Corporation	•Audit, Chair •Nominating & Corporate Governance

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

i

Name	Director Since	Occupation	Committees
Michele K. Saito	2012	Executive Committee member and past Chair, Hawaii Business Roundtable Former President, DTRIC Insurance Company	•Compensation, Chair •Nominating & Corporate Governance
Eric K. Yeaman	2012	Founder & Managing Partner, Hoku Capital LLC	•Audit •Nominating & Corporate Governance, Chair
Executive Compensation Linked to Performance

2022 results reflected the strong performance of A&B's high-quality portfolio of grocery-anchored retail, industrial and ground lease assets. The Commercial Real Estate ("CRE") portfolio grew its Net Operating Income ("NOI") by over 6% year over year. Leasing activity remained robust, finishing the year with total leased occupancy of 95%, matching the high-water mark for occupancy over the past decade. In addition, we significantly advanced simplification efforts, selling approximately 20,200 acres of non-core landholdings and actively marketing Grace Pacific LLC ("Grace Pacific"), our materials and construction subsidiary. We completed the Aikahi Park Shopping Center and Hawaiian Island Creations renovation projects in Kailua and commenced the Manoa Marketplace revitalization. We also completed a 1.3 megawatt PV system at Pearl Highlands Center, one of the largest solar rooftop installations in the state. We strengthened our balance sheet and repurchased over 275,000 shares of A&B common stock.
In addition to strong performance in 2022, the Company continued to focus on corporate responsibility, key ESG matters and good governance in executive pay programs, all of which are described in further detail in this Proxy Statement.

The Company firmly believes in pay for performance and aligning pay with shareholder interests and the Company’s business objectives. Accordingly, the majority of executive compensation is tied to performance. As displayed in the charts below, in 2022, 77% of the target compensation for our Chief Executive Officer (“CEO”), Christopher Benjamin, was in the form of performance-based pay, consisting of annual incentives (cash) and long-term incentives (equity), with the remaining 23% set as fixed pay. For our other Named Executive Officers (“NEO”), 64% of their target compensation was performance-based with the remaining 36% set as fixed pay. The pay mix for our NEOs reflect the core of our ongoing pay program (i.e., base salary, annual cash incentive and long-term incentives) and does not include the one-time simplification incentive created in 2021. For additional information about the simplification program please refer to page 28.
All elements of executive compensation are generally targeted at the 50th percentile of market pay data. In 2022, our executive compensation program received strong support from shareholders with approximately 97% of Say-on-Pay votes cast in favor of the program.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

* Does not include one-time simplification incentive. Brett Brown served as Chief Financial Officer ("CFO") through November 30, 2022; Clayton Chun was appointed CFO effective December 1, 2022. Mr. Brown’s percentage was calculated using his annualized cash compensation and 2022 equity award, and Mr. Chun's percentage was calculated using his annualized cash compensation in his new role as CFO and 2022 equity award he received as Chief Accounting Officer.

We encourage you to read our Compensation Discussion and Analysis (“CD&A”), which begins on page 21 and describes our pay for performance philosophy and each element of compensation. Our Board of Directors recommends approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the CD&A and “Proposal No. 2: Advisory Vote on Executive Compensation” beginning on page 49.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

PROXY STATEMENT
ANNUAL MEETING INFORMATION

Why am I receiving these materials?
The Board of Directors of Alexander & Baldwin, Inc. (“A&B” or the “Company”) is soliciting proxies for the Annual Meeting of Shareholders to be held on April 25, 2023 and at any adjournment or postponement of the meeting (the “Annual Meeting”).

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

On or around March 14, 2023, we mailed to our shareholders (other than to certain street name shareholders or those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing and reviewing on the Internet all of our proxy materials, including this Proxy Statement and our 2022 Annual Report to Shareholders. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials on the Internet. This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources.

How can I request a paper copy of these materials?

You will not receive a printed copy of the proxy materials unless you request it. If you would prefer to receive printed proxy materials, please follow the instructions for requesting such materials contained in the Notice of Internet Availability of Proxy Materials. This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources.

Can I vote using the Internet?

The Notice of Internet Availability of Proxy Materials also provides instructions for voting your shares using the Internet.

Who is entitled to vote at the Annual Meeting?

Shareholders of record at the close of business on February 16, 2023 are entitled to notice of and to vote at the Annual Meeting. On that date, there were 72,593,773 shares of common stock outstanding, each of which is entitled to one vote.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Why is the 2023 Annual Meeting of Shareholders being held virtually?

Holding a virtual Annual Meeting allows shareholders who are located outside of Hawaii to participate. We have designed the virtual Annual Meeting to ensure that shareholders are given the same rights and opportunities to participate in the meeting as they would at an in-person meeting, using online tools to facilitate shareholder access and participation.

How will I be able to participate in the virtual 2023 Annual Meeting of Shareholders?

Record shareholders may join the virtual 2023 Annual Meeting using the 15-digit control number provided on their proxy card or Notice of Internet Availability of Proxy Materials and logging on to www.meetnow.global/MSJM4Y7.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance and provide Computershare, our transfer agent, a Legal Proxy from your bank or broker by 5:00 p.m. Eastern Time on April 20, 2023. Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:
Computershare
Alexander & Baldwin Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on April 20, 2023. You will receive a confirmation of your registration by email after we receive your Legal Proxy.

Shareholders have the same rights and opportunities to participate in the meeting as they would at an in-person meeting through on-line tools that facilitate shareholder access and participation. Only shareholders are invited to attend the meeting.

Will there be a question and answer session?

You will be able to ask questions and vote your shares during the virtual meeting. Questions must comply with the Annual Meeting procedures and be pertinent to A&B and the meeting matters. If you wish to submit a question during the meeting, log in to the virtual meeting website, type your question in to the “Ask a Question” field and click “Submit.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

What if I have technical questions?

If you need technical support prior to and during the meeting you may contact customer support at (888) 724-2416. In addition, a link on the meeting page will provide further assistance should you need it during the meeting. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones). Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time.

What is the voting requirement to approve each of the proposals?

Provided a quorum is present, a majority of the votes cast will be necessary for the election of directors, the ratification of the appointment of the independent registered public accounting firm, and the approval, on an advisory basis, of our executive compensation.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

What effect do abstentions and broker non-votes have on the proposals?

Abstentions and broker non-votes will be included for purposes of establishing a quorum at the Annual Meeting. However, abstentions and broker non-votes will have no effect on the voting results for any matter, as they are not considered to be votes cast.

Who will bear the cost of soliciting votes for the Annual Meeting?
Officers, employees and directors of A&B and its subsidiaries may, without additional compensation, solicit proxies by telephone or by other appropriate means. Arrangements also will be made with brokerage firms and other persons that are record holders of A&B’s common stock to forward proxy soliciting material to the beneficial owners of the stock, and A&B will reimburse those record holders for their reasonable expenses. A&B has retained the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost of $11,500 plus reasonable out-of-pocket expenses.

May I change my vote or revoke my proxy?

You may revoke your proxy or change your vote any time before it is voted at the Annual Meeting by:

•Filing a written revocation with the Corporate Secretary;
•Submitting a later-dated proxy or a later-dated vote by Internet or telephone; or
•Voting at the Annual Meeting.

When were the Proxy Statement materials made publicly available?

This Proxy Statement and the enclosed proxy are being mailed to shareholders and are being made available on the Internet at www.alexanderbaldwin.com on or about March 14, 2023.

What do the references to the term “A&B Predecessor” mean in this document?

References in this Proxy Statement to “A&B Predecessor” mean Alexander & Baldwin, Inc. prior to its separation from Matson, Inc. on June 29, 2012. A&B converted to a real estate investment trust (“REIT”) in 2017.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS
In line with best practices, A&B’s directors stand for election annually, and elections are conducted using a majority voting standard in uncontested elections. We ask for your voting support for our seven directors named below, to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.
Director Nominees and Qualification of Directors. The nominees of the Board of Directors are the seven persons named below. All nominees are current members of the Board of Directors. The Board of Directors believes that all nominees will be able to serve. However, if any nominee should decline or become unable to serve for any reason, shares represented by the accompanying proxy will be voted for the replacement person nominated by the Board of Directors, or the Board may choose to reduce the number of directors serving on the Board. Each director nominee identified below was unanimously nominated by the Board at the recommendation of the Nominating and Corporate Governance Committee.
Below are the names, ages (as of March 31, 2023), and principal occupations of each person nominated by the A&B Board, their business experience during at least the last five years, the year each first was elected or appointed a director and qualifications of each director.
Our Nominating Committee is focused on creating a Board that consists of members that have a diversity of professional experience and a combined skill set to help oversee our business effectively. The Board weighs the alignment of Board capabilities with the needs of A&B as part of the Board’s self-assessment process. The Nominating Committee’s processes for selecting director nominees are described in greater detail in “Board of Directors Information” below.
Our Board members have a diverse range of perspectives and are knowledgeable about our businesses. Each director contributes in establishing a board climate of trust and respect, where deliberations are open and constructive.
Diverse Skills Aligned with Board Needs
This skills matrix represents the diverse skill sets of our seven directors being proposed for re-election. All directors are included in multiple categories.

✓	Commitment to strong corporate governance	✓	Focus on long-term value creation
✓	High ethical standards	✓	Diversity
✓	Operating segment expertise	✓	Knowledge of and involvement in Hawaii

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

In selecting nominees, the Board has considered the factors noted above, the current mix of skills and experience represented by our directors, and the qualifications of each nominated director as follows.

Christopher J. Benjamin Age: 59 Director Since: 2016

•Chief Executive Officer and Director of A&B since January 2016; Mr. Benjamin will retire as Chief Executive Officer, effective June 30, 2023
•President of A&B from June 2012 through December 2022
•Chief Operating Officer of A&B from June 2012 through December 2015
•President of A&B Land Group from September 2011 through June 2012
•President of A & B Properties, Inc. from September 2011 through August 2015
•Senior Vice President of A&B Predecessor from July 2005 through August 2011
•Chief Financial Officer of A&B Predecessor from February 2004 through August 2011
•Treasurer of A&B Predecessor from May 2006 through August 2011
•Plantation General Manager of Hawaiian Commercial & Sugar Company from March 2009 through March 2011
Director Qualifications: As a member of A&B’s and A&B Predecessor’s senior management team for nearly two decades, Mr. Benjamin, who is the Chief Executive Officer of A&B, brings to the Board an in-depth knowledge of all aspects of the Company’s real estate operations, including commercial real estate and real estate development. Having served for more than seven years as Chief Financial Officer, he has thorough knowledge of the financial management of the Company, including accounting, treasury and investor relations activities. He is knowledgeable about Hawaii and A&B’s operating markets through his involvement in the Hawaii business community and local community organizations.

Diana M. Laing Age: 68 Director Since: 2019

•Interim Chief Financial Officer of A&B from November 2018 through May 2019 and Interim Executive Vice President of A&B from October 2018 through May 2019
•Chief Financial Officer of American Homes 4 Rent (NYSE:AMH) from May 2014 through June 2018
•Chief Financial Officer of Thomas Properties Group, Inc. from May 2004 through December 2013
•Director of Spirit Realty Capital, Inc. (NYSE:SRC) since August 2018
•Director of CareTrust REIT, Inc. (NASDAQ:CTRE) since January 2019
•Director of Host Hotels (NASDAQ:HST) since October 2022
•Director of The Macerich Company (NYSE:MAC) from October 2003 through December 2022
Director Qualifications: As former Chief Financial Officer of American Homes 4 Rent, a REIT focused on the acquisition, renovation, leasing and operation of single-family homes as rental properties, as well as the former Chief Financial Officer of a number of other publicly-traded REITs, Ms. Laing contributes in-depth REIT experience, as well as experience in finance, accounting and managing a complex business organization. She has been designated by the Board of Directors as an Audit Committee Financial Expert. She also has board experience, including her service on the boards of other publicly traded companies.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

John T. Leong Age: 45 Director Since: 2020

•Co-Founder and Chief Executive Officer of Kupu (a non-profit entity focused on conservation and youth education) since January 2007
•Co-Founder and Chief Executive Officer of Pono Pacific Land Management, LLC (“Pono Pacific”) since August 2000
Director Qualifications: As Co-Founder and Chief Executive Officer of both Kupu and Pono Pacific, Mr. Leong brings to the Board experience in non-profit, environmental and community matters. In addition, he has commercial real estate experience and expertise through his family’s real estate holdings. Mr. Leong also has board experience, including his service on various corporate and non-profit boards, and is knowledgeable about Hawaii and A&B’s operating markets through his involvement in the Hawaii business community and local community organizations.

Thomas A. Lewis, Jr. Age: 70 Director Since: 2017
•Vice Chairman of the Board of Realty Income Corporation (NYSE:O) (“Realty Income”) from September 1993 to May 2014; Chief Executive Officer of Realty Income from February 1997 through September 2013
•Director of Sunstone Hotel Investors, Inc. (NYSE:SHO) from May 2006 through April 2021
Director Qualifications: As former Chief Executive Officer and Vice Chairman of Realty Income, one of the nation’s largest and most successful REITs, Mr. Lewis contributes in-depth REIT experience, as well as experience in finance, accounting and managing a complex business organization. He also has board experience, including his service on the boards of other publicly traded companies. He is knowledgeable about Hawaii, having spent his teen and collegiate years on Oahu, and is a part-time resident.

Douglas M. Pasquale Age: 68 Director Since: 2012 Lead Independent Director since 2018
•Founder and Chief Executive Officer of Capstone Enterprises Corporation (investment and consulting firm) since January 2012
•Interim Chief Executive Officer of Sunstone Hotel Investors, Inc. (NYSE:SHO) (“Sunstone”) from September 2, 2021 to March 7, 2022; Executive Chairman of the Board of Sunstone from March 7, 2022 through September 1, 2022; director of Sunstone since November 2011
•Senior Advisor to HCP, Inc. (healthcare REIT) from June 2017 through December 2019
•Director of Ventas, Inc. (NYSE:VTR) (“Ventas”) (healthcare REIT) from July 2011 through May 2017
•Senior Advisor to the Chief Executive Officer of Ventas from July 2011 through December 2011, upon Ventas’s acquisition of Nationwide Health Properties, Inc. (formerly NYSE:NHP) (“NHP”) in July 2011

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

•Chairman of the Board, President and Chief Executive Officer of NHP (healthcare REIT) from May 2009 to July 2011; President and Chief Executive Officer of NHP from April 2004 to July 2011; Executive Vice President and Chief Operating Officer of NHP from November 2003 to April 2004
•Director of NHP from November 2003 through July 2011
•Chairman of the Board and Chief Executive Officer of ARV Assisted Living, Inc. from December 1999 to September 2003 and, concurrently, President and Chief Executive Officer of Atria Senior Living Group from April 2003 to September 2003
•Director of Terreno Realty Corporation (NYSE:TRNO) since February 2010
•Director of Dine Brands Global, Inc. (NYSE:DIN) since March 2013
•Director of A&B Predecessor from April 2005 through June 2012
Director Qualifications: As Chief Executive Officer of Capstone Enterprises and as former President, Chief Executive Officer and Chairman of the Board of Nationwide Health Properties, Inc. prior to its merger in July 2011 with Ventas, Mr. Pasquale contributes in-depth REIT experience, as well as experience in finance, accounting and managing a complex business organization. This experience has provided Mr. Pasquale with financial expertise, and he has been designated by the Board of Directors as an Audit Committee Financial Expert. He also has board experience, including his service on the boards of other publicly traded companies.

Michele K. Saito Age: 63 Director Since: 2012
•Executive Committee member and Past Chair of Hawaii Business Roundtable (“HBR”) since July 2022; Chair of HBR from January 2019 through June 2022
•President and Director of DTRIC Insurance Company (insurance) from March 2014 through June 2021
•Chief Operating Officer of Healthways Hawaii (healthcare) from March 2013 through July 2013
•President and Director of Farmers Insurance Hawaii (“Farmers”) from January 2010 through August 2012
•Executive Vice President and Chief Operating Officer of AIG Hawaii/Farmers from April 2009 through December 2009
•Senior Vice President, Secretary and Treasurer of AIG Hawaii from 2001 through March 2009
Director Qualifications: As former President of DTRIC Insurance Company and Farmers, two of Hawaii’s largest insurance companies, Ms. Saito brings to the Board experience in managing a complex business organization and financial and accounting expertise. Ms. Saito also has board experience, including her service on various corporate and non-profit boards, and is knowledgeable about Hawaii and A&B’s operating markets through her involvement in the Hawaii business community and local community organizations.

Eric K. Yeaman Age: 55 Director Since: 2012 Chairman of the Board since October 2020
•Founder and Managing Partner, Hoku Capital LLC (strategic advisory services) since August 2019
•President and Chief Operating Officer of First Hawaiian, Inc. (NASDAQ:FHB) from August 2016 through August 2019
•President, Chief Operating Officer and Director of First Hawaiian Bank from June 2015 through August 2019
•President and Chief Executive Officer of Hawaiian Telcom Holdco, Inc. (NASDAQ:HCOM) (“Hawaiian Telcom”) (telecommunications) from June 2008 to June 2015

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

•Director of Hawaiian Telcom from June 2008 to July 2018
•Chief Operating Officer of Hawaiian Electric Company, Inc. from January 2008 through June 2008
•Financial Vice President, Treasurer and Chief Financial Officer of Hawaiian Electric Industries, Inc. (NYSE:HE) from January 2003 through January 2008
•Chief Operating Officer and Chief Financial Officer of The Kamehameha Schools from 2000 to January 2003
•Director of Alaska Air Group, Inc., (NYSE:ALK) since November 2012
Director Qualifications: As former President and Chief Operating Officer of FHB and former Chief Executive Officer of Hawaiian Telecom, the state’s leading integrated communications company, Mr. Yeaman brings to the Board experience in managing complex business organizations. He also has financial and accounting expertise and has been designated by the Board of Directors as an Audit Committee Financial Expert. Mr. Yeaman has board experience, including his service on the boards of other publicly traded companies. He is knowledgeable about Hawaii and A&B’s operating markets through his involvement in the Hawaii business community and local community organizations.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

BOARD OF DIRECTORS INFORMATION
Corporate Governance Profile. Sound principles of corporate governance are a priority for A&B’s Board of Directors. Governance highlights include:
•A diverse, independent board: 29% women; 43% ethnically diverse; 86% independent
•Independent leadership, consisting of a separate chair and chief executive officer, combined with a lead independent director
•Multiple skill sets represented on the board, as reflected in the skills matrix in the Director Nominees and Qualifications of Directors section of this Proxy Statement
•Annual election of directors
•A majority voting standard in uncontested director elections
•Shareholders can amend the bylaws with a majority vote; can call special meetings with a 10% vote
•No poison pill
•Meaningful director share ownership guidelines
•Annual board evaluations
•An Audit Committee composed of a majority of Audit Committee Financial Experts
•Mandatory retirement age of 72
•Average tenure of 7.5 years
•Robust shareholder engagement program
Shareholder Engagement. A&B values the views of its shareholders. During 2022, members of our management team met or offered to meet with shareholders who cumulatively owned approximately 74 percent of our stock to discuss our operations, corporate governance, environmental and social initiatives, and executive compensation, and to solicit feedback on these and a variety of other topics. Shareholder perspectives are shared with the Board.
Director Independence. The Board has reviewed each of its current directors and nominees and has determined that Messrs. Leong, Lewis, Pasquale and Yeaman and Mses. Laing and Saito are independent under New York Stock Exchange (“NYSE”) rules. In making its independence determinations, the Board considered the following: Ms. Laing – her status as a former interim officer of A&B for seven months from November 2018 through May 2019.
Board Leadership Structure. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. It understands that there is no single approach to providing Board leadership and that the right Board leadership structure may vary as circumstances warrant.
The Board currently has a separate non-executive Chairman, a CEO and a Lead Independent Director. At this time, the Board believes that a separate Chairman is beneficial in providing oversight and leadership in handling board responsibilities. This also allows our CEO to focus on Company strategy and business operations. The Lead Independent Director’s duties include consulting with the Chairman of the Board on agendas and meeting schedules, facilitating the process for the Board’s self-evaluation, presiding at Board meetings in the absence of the Chairman or over matters on which the Chairman may be conflicted, and consulting with the Chairman on key issues related to the Company.
Mr. Yeaman serves as A&B's non-executive Chairman of the Board, offering his extensive executive experience, knowledge of the Hawaii community, contributions on A&B’s Audit and Compensation Committees, board tenure, leadership abilities and integrity in that role. Mr. Pasquale serves in the role of Lead Independent Director, where he works closely with our Chairman and our CEO. The Board has determined that its leadership structure is appropriate for A&B at this time and enables Messrs. Yeaman, Pasquale and Benjamin to bring complementary skills and areas of expertise, while also creating an independent and effective Board.
Other Public Company Directorships. The Board recognizes the time commitments attendant to Board membership and expects that directors be fully committed to devoting the time necessary to fulfill their Board responsibilities. Under A&B’s Corporate Governance Guidelines, directors may sit on no more than four public company boards (including A&B’s). The Nominating and Corporate Governance Committee conducts an annual review of director commitment levels in connection with its recommendation of directors for election to the Board at the annual meeting of stockholders, with consideration given to public company leadership roles and outside commitments. It also will consider the number of other public company boards and other boards (or comparable

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

governing bodies) on which a prospective nominee is a member. The Committee has reviewed the 2023 director nominees and affirms that all directors are compliant at this time.
The Board’s Role in Strategy and Risk Oversight. The Board oversees the strategic direction of the Company. It has provided leadership on critical strategic issues, including focusing and growing the commercial real estate portfolio in Hawaii, the simplification of the Company’s business model, and the Company’s response to COVID-19. It receives regular strategic presentations from management and reviews and evaluates the Company’s strategic and operating plans, as appropriate.
The Board also has oversight of the risk management process, which it administers in part through the Audit Committee. One of the Audit Committee’s responsibilities involves discussing policies regarding risk assessment and risk management. Risk oversight plays a role in all major Board decisions and the evaluation of risk is a key part of the decision-making process. For example, the identification of risks and the development of sensitivity analyses are key requirements for capital requests that are presented to, and evaluated by, the Board.
This risk management process occurs throughout all levels of the organization, but is also facilitated through a formal process in which the Company identifies significant risks through regular discussions with all levels of management. Risk management is reflected in the Company’s compliance, auditing and risk management functions, and its risk-based approach to strategic and operating decision-making. Management reviews its risk management activities with the Audit Committee and the full Board of Directors on a regular basis. In addition, risk management perspectives from each of A&B’s business segments are included in the Company’s operating and strategic plans.

Cybersecurity and information security risks are among the risks discussed with the Audit Committee quarterly and reported to the full Board annually. Mandatory cybersecurity training is required annually for employees, and annual assessments of employee security awareness are performed. Cybersecurity reviews by a national security firm are conducted and insurance exists to cover information security risks.

The Board also provides oversight of ESG-related risks, which are described in the Corporate Responsibility, Sustainability and ESG section of this Proxy Statement.

The Board believes that its current leadership structure is conducive to the risk oversight process.
Pay Risk Assessment. The Compensation Committee reviews compensation policies, plans and structure for the Company’s executive group, to ascertain whether any of the compensation programs and practices create excessive risks or motivate risky behaviors that are reasonably likely to have a material adverse effect on the Company. Management has worked with the Compensation Committee to review the NEOs’ incentive plans and related policies and practices, and the overall structure and positioning of total pay, pay mix, the risk management process and related internal controls.
Based on its formal review process, the Compensation Committee concluded that there continues to be no material adverse effects due to pay risk. Management and the Compensation Committee concluded that A&B’s NEO compensation programs represent an appropriate balance of fixed and variable pay, cash and equity, short-term and long-term compensation, financial and non-financial performance, and an appropriate level of enterprise-wide risk oversight. The Company periodically reviews the compensation policies, plans and structure for the Company’s employees and, based on such review, our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Strong Compensation Risk Management
•Robust stock ownership guidelines
•Multi-year vesting periods of equity awards
•Capped incentive payments
•Use of multiple performance metrics
•Pay philosophy for all elements of pay targeted at the 50th percentile
•Reasonable payout tied to company and individual performance (e.g., incentive awards funding of 50% at threshold, 100% at target, 200% at maximum, with linear interpolation between each goal)
•50% of NEOs’ equity awards granted are performance-based, using relative total shareholder return (“TSR”) over three years as a performance metric
•Review of goal-setting by the Compensation Committee to ensure that goals are appropriate
•Mix of pay that is consistent with competitive practices for organizations similar in size and complexity
•Insider trading and hedging prohibitions
•A compensation clawback policy
•Oversight by a Compensation Committee composed of independent directors

Board of Directors and Committees of the Board. The Board of Directors held seven meetings during 2022. At all regularly scheduled meetings, the independent directors of A&B met in executive sessions, led by the Chairman of the Board. In 2022, all directors were present at 100% of the meetings of the A&B Board of Directors and Committees of the Board on which they serve. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is governed by a charter, which is available on the corporate governance page of A&B’s website, www.alexanderbaldwin.com.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Christopher J. Benjamin
Diana M. Laing	Member	Member
John T. Leong	Member
Thomas A. Lewis, Jr.		Member
Douglas M. Pasquale	Chair		Member
Michele K. Saito		Chair	Member
Eric K. Yeaman	Member		Chair
Audit Committee: The current members of the Audit Committee are:
•Mr. Pasquale, Chair
•Ms. Laing
•Mr. Leong
•Mr. Yeaman
The Board has determined that each member is independent under the applicable NYSE listing standards and SEC rules. In addition, the Board has determined that Mr. Pasquale, Mr. Yeaman and Ms. Laing are “audit committee financial experts” under SEC rules. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors and are summarized in the Audit Committee Report, which appears in this Proxy Statement. The Audit Committee met five times during 2022.
Compensation Committee: The current members of the Compensation Committee are:

•Ms. Saito, Chair
•Ms. Laing
•Mr. Lewis

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

The Board has determined that each member is independent under the applicable NYSE listing standards. The Compensation Committee has general responsibility for management and other salaried employee compensation and benefits, including incentive compensation and stock incentive plans, and for making recommendations to the Board on director compensation. The Compensation Committee may form subcommittees and delegate such authority as the Committee deems appropriate, subject to any restrictions by law or listing standard. For further information on the processes and procedures for consideration of executive compensation, see the “Compensation Discussion and Analysis” section below. The Compensation Committee met four times during 2022.
Nominating and Corporate Governance Committee: The current members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) are:

•Mr. Yeaman, Chair
•Ms. Saito
•Mr. Pasquale
The Board has determined that each member is independent under the applicable NYSE listing standards. The functions of the Nominating Committee include recommending to the Board individuals qualified to serve as directors; recommending to the Board the size and composition of committees of the Board and monitoring the functioning of the committees; advising on Board composition and procedures; reviewing corporate governance issues; overseeing the annual evaluation of the Board; and ensuring that an evaluation of management is occurring. The Nominating Committee met four times during 2022.
Nominating Committee Processes. The Nominating Committee is responsible for recommending to the Board individuals qualified to serve as directors of the Company. The Nominating Committee believes that the minimum qualifications for serving as a director are high ethical standards, a commitment to shareholders, a genuine interest in A&B and a willingness and ability to devote adequate time to a director’s duties. The Nominating Committee also may consider other factors it deems to be in the best interests of A&B and its shareholders, such as business experience, financial expertise and knowledge and involvement in Hawaii communities and businesses.
Board Diversity:  The Board believes that the Company benefits from having directors with a diversity of viewpoints, backgrounds and experiences. The Nominating Committee considers diversity with respect to gender, ethnicity, knowledge, skills, professional experience, education and expertise, and representation in industries and geographies relevant to the Company as important factors in its evaluation of candidates. Currently, of our seven directors, two are women and three are ethnically diverse. Board leadership also is diverse -- the Chairman of the Board, who also chairs the Nominating and Corporate Governance Committee, is part Native Hawaiian and the Chair of the Compensation Committee is female. Hawaii, where we have been headquartered for over 150 years, is a diverse community. The Board considers the diversity of our workforce, community, tenants and stakeholders as it evaluates its composition.
The Nominating Committee identifies potential nominees through various methods, including engaging, when appropriate, firms that specialize in identifying director candidates and by asking current directors to notify the Nominating Committee of qualified persons who might be available to serve on the Board.
The Nominating Committee will consider director candidates recommended by shareholders. In considering such candidates, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a shareholder must submit a written recommendation that includes the name of the shareholder, evidence of the shareholder’s ownership of A&B stock (including the number of shares owned and the length of time of ownership), the name of the candidate, the candidate’s qualifications to be a director and the candidate’s consent for such consideration.
The shareholder recommendation and information described above must be sent to the Corporate Secretary at 822 Bishop Street, Honolulu, Hawaii, 96813 and must be received not less than 120 days before the anniversary of the date on which A&B’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting.
Once a potential candidate has been identified by the Nominating Committee, the Nominating Committee reviews information regarding the person to determine whether the person should be considered further. If appropriate, the Nominating Committee may request information from the candidate, review the person’s accomplishments, qualifications and references, and conduct interviews with the candidate. The Nominating Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Board and Committee Self-Evaluation Process. The Board of Directors conducts annual board and committee evaluations to assess its performance and effectiveness. As part of this process, each board member responds to a questionnaire that includes areas for comments. Responses are discussed and both board and committee performance are evaluated at a subsequent Board meeting.

Corporate Governance Guidelines. The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities and to promote the more effective functioning of the Board and its committees. The guidelines provide details on matters such as:

Select Corporate Governance Guideline Topics
•Goals and responsibilities of the Board
•Selection of directors, including the Chairman of the Board
•Board membership criteria, director retirement age and limits on board seats
•Stock ownership guidelines
•Director independence, and executive sessions of non-management directors
•Board self-evaluation
•Board compensation
•Board access to management and outside advisors
•Board orientation and continuing education
•Leadership development, including annual evaluations of the CEO and management succession plans

The full text of the A&B Corporate Governance Guidelines is available on the corporate governance page of A&B’s corporate website, www.alexanderbaldwin.com.
Code of Ethics. A&B has adopted a Code of Ethics (the “Code”) that applies to the CEO, Chief Financial Officer and Controller. A copy of the Code is posted on the corporate governance page of A&B’s corporate website, www.alexanderbaldwin.com. A&B intends to disclose any changes in or waivers from its Code by posting such information on its website.
Code of Conduct. A&B has adopted a Code of Conduct, which is applicable to all directors, officers and employees, and is posted on the corporate governance page of A&B’s corporate website, www.alexanderbaldwin.com.
A&B’s Culture. We are proud of the culture at A&B, where we are committed to being Partners for Hawaii. Several years ago, A&B built upon its longstanding principles and developed vision, mission and values statements that guide our daily actions:
Our Vision: As Hawaii’s premier commercial real estate company, we will own and operate a superior portfolio of properties that enhances the lives of Hawaii’s people, enables our tenants to thrive and creates value for our shareholders.
Our Mission: Utilize A&B’s extensive assets, expertise, long history and deep relationships to benefit Hawaii and all our stakeholders. Develop, acquire and manage commercial real estate in a way that fulfills the everyday needs of Hawaii’s residents and promotes the sustainability of our communities. Support our employees in their quest to further their careers, provide for their families, enjoy their work and give back to the community.
Our Values:

Integrity	Be guided in all actions by strong moral principles, in keeping with A&B’s legacy of honesty and fairness.
Respect	Value and respect the unique qualities, perspectives and contributions of each employee and seek to understand the priorities of community members.
Adaptability	Embrace innovation and seek better approaches.
Collaboration	Share information and ideas and work together to find the best solutions.
Decisiveness	Make clear and timely decisions and communicate them widely.
Accountability	Hold ourselves accountable for delivering results and recognizing achievement.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Corporate Responsibility, Sustainability and ESG. Prioritizing environmental, social and governance (“ESG”) issues aligns with A&B’s mission to benefit Hawaii and all our stakeholders. We understand our responsibility to the environment and the communities in which we operate and are dedicated to continuous improvement.

Our leadership team and the Board of Directors are committed to ESG issues. Consideration of ESG is a meaningful component of our strategic plans, is integrated into our operations and informs how we pursue opportunities and manage risks. The Board of Directors provides oversight and receives regular reports on ESG topics, including diversity and climate risk, at both its Nominating and Corporate Governance Committee meetings and Board meetings. We regularly seek input from our investors on ESG and other topics. In 2022, we conducted ESG-specific outreach: we met with or offered to meet with governance teams from investors representing approximately 63% of our stock, including some of our largest investors. This outreach is part of our commitment to communicate with our shareholders.

Climate Change: The Board of Directors also provides oversight on climate risk. We continue to align our disclosures with the Task Force on Climate-Related Financial Disclosures (“TCFD”) and the Sustainability Accounting Standards Board (“SASB”). We undertook a climate risk analysis of properties in our portfolio to better understand both current and future risks.

We issued our third annual corporate responsibility report in 2022, which expanded on our TCFD disclosures, discussion of climate change governance, strategy and risk management, and metrics and targets. We disclosed data on greenhouse gas emissions (scopes 1, 2 and 3), energy usage, renewable energy production and water usage for our commercial real estate portfolio. Our corporate responsibility report is located at www.alexanderbaldwin.com/commitment/sustainability/.
In addition to tracking important environmental metrics, we also understand the importance of robust environmental targets to help reduce the harmful effects of climate change. Accordingly, we have established the following reduction targets:
•GHG emissions: 35% reduction of GHG Scope 2 emissions by 2025 from 2017 baseline.
•Energy usage: 15% reduction of whole building energy consumption by 2025 from 2017 baseline.
•Water usage: 15% reduction of whole building water consumption by 2025 from 2017 baseline.

Clean energy is a key component in combating climate change. We have been renewable energy producers since 1906 when our first hydroelectric facility began operations. In 2022, we completed construction of a 1.3 megawatt rooftop photovoltaic system at Pearl Highlands Center that is expected to offset 100% of common area energy usage and provide additional power to select tenants. Kaka'ako Commerce Center has been identified as the next property in a broader rooftop solar initiative. We also produced approximately 12,500 megawatt hours ("MWH") in 2022 from hydroelectric sources on agricultural lands. Although those lands were subsequently sold for strategic organizational streamlining reasons, we are highly focused on implementing clean energy solutions on our CRE portfolio going forward.
Environmental and Social Councils: To continue advancing our ESG efforts, two key employee councils – an Environmental Council and a Social Council – made up of a diverse group of employees from all levels of our organization help shape our agenda for environmental and social stewardship, both within and outside of A&B.
Diversity: A&B values diversity and strives to create an inclusive workplace where individuals are able to bring their whole selves to work. Diversity is an important part of A&B’s human capital management practices and long-term strategy. Additional information, including workforce diversity statistics using EEO-1 data, was included for a third year in our corporate responsibility report.
Other ESG highlights are listed below.

•Implemented a CRE benchmarking program that compiles energy and water data in ENERGY STAR Portfolio Manager. This enables us to better track and understand our energy and water consumption throughout our portfolio. We also collaborated with the City & County of Honolulu and other stakeholders to establish a county-wide energy and water building benchmarking program.

•Continued an energy efficiency program for various properties in our portfolio, with energy reductions in 2022 of over 1,000,000 KWH. The program in its current state is expected to result in a reduction of more than 10,000 tons of carbon during the ten-year program.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

•Continued our focus on environmentally responsible development with the renovation of Aikahi Park Shopping Center, focusing on sustainable elements including the adaptive re-use of an existing structure, LED lighting retrofits, EV charging stations, sustainable materials, water conservation measures and an open, walkable concept.

•Conducted energy audits on eight properties in our CRE portfolio, which provided valuable information on areas for potential energy savings. We also invited tenants to participate in free energy audits of their spaces in connection with these audits.

•Strengthened our tenant sustainability management program, which shares sustainability stories, tips and resources, and provides tenants with a portal to discuss sustainability matters. As a result of our tenant sustainability outreach, several tenants implemented significant equipment upgrades to utilize energy or water efficient models.

•Continued our focus on diversity, equity and inclusion (“DEI”) and sustainability, supporting A&B Pride (a LGBTQ+ affinity group), a women’s leadership development group, and a “Green Team.”

•Strengthened our engagement with our employees, increasing communications and connectivity as they worked remotely and conducting our sixth annual employee survey.

•Continued to promote employee learning and development, with live and online training programs, professional development stipends and tuition reimbursement for the pursuit of higher education degrees. We also provided a health and wellness program in which approximately 70% of employees participated.

•Gave $975,000 in cash and in-kind donations to 181 Hawaii nonprofit organizations in 2022.
Compensation of Directors. The Compensation Committee periodically reviews the compensation of A&B’s non-employee directors with the assistance of its independent compensation consultant, WTW (formerly Willis Towers Watson). The compensation levels and components were reviewed in July 2021 along with the annual review of the Company’s share-ownership guidelines. The share-ownership guidelines were deemed to be well aligned with market competitive practices and remain unchanged in 2022. With regard to director compensation, certain compensation levels were considered to be below market competitive practices and were revised in 2022. This was the first time A&B has made adjustments to non-Chairman pay elements in the last 11 years.
The following table summarizes the compensation earned by or paid to our directors (other than Mr. Benjamin, A&B CEO, whose compensation is included in the Summary Compensation Table and who receives no compensation for serving on the Board) for services as a member of our Board of Directors for the period from January 1, 2022 through December 31, 2022.

2022 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Diana M. Laing	73,500	100,010	N/A	N/A	N/A	0		173,510
John T. Leong	66,000	100,010	N/A	N/A	N/A	500	(3)	166,510
Thomas A. Lewis, Jr.	63,500	100,010	N/A	N/A	N/A	0		163,510
Douglas M. Pasquale(4)	112,500	100,010	N/A	N/A	N/A	2,000	(3)	214,510
Michele K. Saito	81,000	100,010	N/A	N/A	N/A	0		181,010
Eric K. Yeaman(5)	125,000	160,007	N/A	N/A	N/A	0		285,007

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

(1)Represents the aggregate grant-date fair value of the annual automatic grant of Restricted Stock Unit (“RSU”) awards made in 2022. See discussion of the assumptions underlying the valuation of equity awards included in Note 16 of the Company’s consolidated financial statements, included in the Company’s 2022 Annual Report on Form 10-K. At the end of 2022, Ms. Laing, Mr. Leong, Mr. Pasquale and Ms. Saito each held 4,669 RSUs, Mr. Lewis held 8,669 RSUs and Mr. Yeaman held 7,470 RSUs.
(2)No director holds any outstanding stock options and no stock options have been granted to directors by A&B or by A&B Predecessor since 2007.
(3)Represents charitable contributions under the matching gifts program described in the Matching Gift Program section below.
(4)Includes compensation paid to Mr. Pasquale for his service as Lead Independent Director.
(5)Includes compensation paid to Mr. Yeaman for his service as non-executive Chairman of the Board.
Our Board of Directors approved the following non-employee director compensation schedule of annual fees, which was developed with the assistance of WTW.

Pay Element		Amount
Annual Board Cash Retainer		$56,000
Chairman of the Board Annual Cash Retainer		$100,000
Lead Director Annual Cash Retainer		$81,000
Committee Member Cash Retainers (in addition to Board Cash Retainer)	•Audit •Compensation •Nominating and Corporate Governance	$10,000
		$7,500
		$7,500
Committee Chair Cash Retainers (in addition to Committee Member Cash Retainer)	•Audit	$14,000
	•Compensation	$10,000
	•Nominating and Corporate Governance	$7,500
Annual Equity Award		$100,000
Chairman of the Board Equity Award		$160,000

Directors are provided an additional per meeting fee of $750 if the number of board or committee meetings they attend exceeds an annual predefined number, which is currently set at:

•Board – 7 meetings
•Audit – 6 meetings
•Compensation – 5 meetings
•Nominating and Corporate Governance – 4 meetings
Under the terms of the 2022 Plan, an automatic annual grant of RSUs is made to each director at each Annual Meeting of Shareholders. A prorated grant is made upon appointment as a director at any time between Annual Meetings. Awards vest in their entirety on the earlier of their one-year grant date anniversary or immediately prior to the first regular annual meeting of stockholders that occurs in the year following the year of the award date. Accelerated vesting occurs upon cessation of service by reason of death, disability or retirement during the vesting period. Directors who are management employees of A&B or its subsidiaries do not receive compensation for serving as directors.
Director Business Travel Accident Coverage. Non-management directors have coverage of $250,000 for themselves and $50,000 for their accompanying spouses while traveling on A&B business.
Matching Gift Program. Directors may participate in A&B’s matching gifts program for employees, in which A&B matches contributions to any non-profit organization serving Hawaii communities or any educational institution in the United States up to an aggregate maximum of $2,000 annually.
Director Share Ownership Guidelines. The Board has adopted guidelines that encourage each non-employee director to own A&B common stock (including RSUs) with a value of $280,000 and $500,000 for the Chairman of the

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Board, which is five times the current annual board retainer of $56,000 and $100,000 for the Chairman, within five years of becoming a director. All current directors have met or are on track to meet the established guidelines within the required timeframe.
Communications with Directors. Shareholders and other interested parties may contact any of the directors by mailing correspondence “c/o A&B Law Department” to A&B’s headquarters at 822 Bishop Street, Honolulu, Hawaii 96813. The Law Department will forward such correspondence to the appropriate director(s). However, the Law Department reserves the right not to forward any offensive or otherwise inappropriate materials.
In addition, A&B’s directors are encouraged to attend the Annual Meeting of Shareholders. All directors attended the 2022 Annual Meeting.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

SHAREHOLDERS SECURITY OWNERSHIP
The following table lists the names and addresses of the only shareholders known by A&B on February 16, 2023 to have owned beneficially more than five percent of A&B’s common stock outstanding, the number of shares they beneficially own, and the percentage of outstanding shares such ownership represents, based upon the most recent reports filed with the SEC. Except as indicated in the footnotes, such shareholders have sole voting and dispositive power over shares they beneficially own.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	13,983,358	(a)	19.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,896,545	(b)	16.4%
State Street Corporation One Lincoln Street Boston, MA 02111	4,207,231	(c)	5.8%
(a)As reported in Amendment No. 1 to Schedule 13G dated January 26, 2023 (the “BlackRock 13G”) filed with the SEC. According to the BlackRock 13G, as of December 31, 2022, BlackRock, Inc. has no shared voting or shared dispositive power over any shares, and has sole voting power over 13,739,450 shares and sole dispositive power over 13,983,358 shares.
(b)As reported in Amendment No. 12 to Schedule 13G dated February 9, 2023 (the “Vanguard 13G”) filed with the SEC. According to the Vanguard 13G, as of December 31, 2022, The Vanguard Group has no sole voting power over any shares and sole dispositive power over 11,710,147 shares, has shared voting power over 114,498 shares, and has shared dispositive power over 186,398 shares.
(c)As reported in Schedule 13G dated December 31, 2022 (the “State Street 13G”) filed with the SEC. According to the State Street 13G, as of December 31, 2022, State Street Corporation has no sole voting or sole dispositive power over any shares, and has shared voting power over 3,279,801 shares and shared dispositive power over 4,207,231 shares.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

DIRECTORS AND EXECUTIVE OFFICERS INFORMATION
Security Ownership of Directors and Executive Officers. The following table shows the number of shares of A&B common stock beneficially owned as of February 16, 2023 by each director and nominee, by each executive officer named in the “Summary Compensation Table” below, and by directors and executive officers as a group and, if at least one-tenth of one percent, the percentage of outstanding shares such ownership represents. Except as indicated in the footnotes, directors, nominees and executive officers have sole voting and dispositive power over shares they beneficially own.

Name or Number in Group	Number of Shares Beneficially Owned (a)(b)(c)(d)	Percent of Class
Diana M. Laing	15,863	—
John T. Leong	9,550	—
Thomas A. Lewis, Jr.	18,768	—
Douglas M. Pasquale	91,088	0.1
Michele K. Saito	41,487	0.1
Eric K. Yeaman	46,262	0.1
Christopher J. Benjamin	330,429	0.5
Clayton K. Y. Chun	19,060	—
Lance K. Parker	60,475	0.1
Meredith J. Ching	131,931	0.2
Jerrod M. Schreck	12,879	—
Brett A. Brown	45,690	—
14 Directors and Executive Officers as a Group	830,215	1.2
(a)Amounts include 28,404 shares held in a trust by the spouse of Mr. Benjamin and 213 shares held by the spouse of Ms. Ching.
(b)Amounts include shares as to which certain persons have (i) shared voting and dispositive power, as follows: Mr. Pasquale – 91,088 shares, Ms. Ching – 3,976 shares, and directors, nominees and executive officers as a group – 95,064 shares and (ii) sole voting power only: Ms. Ching – 709 shares, Mr. Parker – 541 shares, and directors and executive officers as a group – 1,250 shares.
(c)Shares owned by Mr. Brown are held in a brokerage margin account.
(d)Amounts do not include 465,670 RSUs or Performance Share Units (“PSUs”) that have been granted to the directors and executive officers as a group that may not be acquired prior to April 16, 2023. No director or executive officer holds any outstanding stock options and no stock options have been granted by A&B or by A&B Predecessor since 2012.
Certain Relationships and Transactions. A&B has adopted a written policy under which the Audit Committee must pre-approve all related person transactions that are disclosable under Item 404(a) of SEC Regulation S-K. Prior to entering into a transaction with A&B, directors and executive officers (and their family members) must make full disclosure of all facts and circumstances to the Law Department. The Law Department then determines whether such transaction requires the approval of the Audit Committee. The Audit Committee considers all of the relevant facts available, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s or executive’s independence, including with respect to an immediate family member of a director or executive or an entity in which a director or executive is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders. If a related person transaction involves a member of the Audit Committee, that member recuses himself or herself from the process of review and approval.
The Audit Committee has established written procedures to address situations when approvals need to be sought between meetings. Whenever possible, proposed related person transactions will be included as an agenda item at the next scheduled Audit Committee meeting for review and approval. However, if it appears that a proposed related person transaction will occur prior to the next scheduled Audit Committee meeting, approval will be sought from Audit

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Committee members between meetings. Approval by a majority of the Committee members will be sufficient to approve the related person transaction. If a related person transaction is approved in this manner, the action will be reported at the next Audit Committee meeting.

There have been no related person transactions since the beginning of fiscal year 2022 that were required to be reported under SEC rules.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (“CD&A”)
The CD&A addresses A&B’s compensation practices for 2022 for the six executive officers named in the Summary Compensation Table on page 34 (collectively, the “Named Executive Officers” or “NEOs”). Clayton K. Y. Chun was appointed Chief Financial Officer, effective December 1, 2022. Lance K. Parker was appointed President, effective January 1, 2023, in addition to his role as Chief Operating Officer. He also has been appointed Chief Executive Officer, effective July 1, 2023. The compensation for the following NEOs is addressed in the CD&A:
•Christopher J. Benjamin, Chief Executive Officer
•Clayton K. Y. Chun, Executive Vice President, Chief Financial Officer and Treasurer
•Lance K. Parker, President and Chief Operating Officer
•Meredith J. Ching, Executive Vice President, External Affairs
•Jerrod M. Schreck, Executive Vice President of A&B; President of Grace Pacific, A&B’s materials and construction subsidiary
•Brett A. Brown, former Executive Vice President and Chief Financial Officer
Executive Summary
2022 results reflected the strong performance of A&B's high-quality portfolio of grocery-anchored retail, industrial and ground lease assets. The Commercial Real Estate ("CRE") portfolio grew its Net Operating Income ("NOI") by over 6% year over year. Same-store NOI increased 6.0% and Core FFO per diluted share increased 17.7% over the prior year. Leasing activity remained robust, finishing the year with total leased occupancy of 95%, matching the high-water mark for occupancy over the past decade. We completed the Aikahi Park Shopping Center and Hawaiian Island Creations renovation projects in Kailua and commenced the Manoa Marketplace revitalization. We also completed a 1.3 megawatt PV system at Pearl Highlands Center, one of the largest solar rooftop installations in the state.

In addition, we significantly advanced simplification efforts, selling approximately 20,200 acres of non-core landholdings and actively marketing Grace Pacific, our materials and construction subsidiary. In addition to positioning itself for sale, Grace Pacific saw steady improvement in its construction backlog and overall performance.

We strengthened our balance sheet, positioning the Company to invest in more CRE assets and weather a potential recession, and at the same time repurchased over 275,000 shares of stock. We successfully implemented a new enterprise resource program.
In addition to strong performance in 2022, the Company continued to focus on corporate responsibility, key ESG matters and good governance in executive pay programs. We continued improvements in our human resources practices and benefits and completed the pension termination project.
In 2022, our executive compensation program received strong support from shareholders, with approximately 97% of the Say-on-Pay votes cast in favor of the program. We believe this is because our pay program links pay with performance, aligns pay with shareholder interests and follows good governance practices. The vote on executive compensation is just one source of insight regarding shareholder views on our compensation practices. A&B also has an extensive shareholder outreach program that incorporates discussion of various governance topics, including compensation. In 2022, we met or offered to meet on environmental, social and governance-focused matters, executive compensation and company operations with shareholders owning approximately 74% of our stock. The Compensation Committee welcomes shareholder perspectives on our executive pay program and utilizes our annual outreach process to collect feedback directly from our shareholders.
Approach to Compensation Governance. The Compensation Committee consistently evaluates the Company’s executive compensation practices and modifies or adopts programs or practices to provide an appropriate balance of risk and reward. A&B firmly believes in pay for performance and alignment with shareholder interests. Thus, a majority of NEO compensation is tied to performance to ensure alignment with shareholders. 77% of CEO and 64% of other NEO target total direct compensation (“TDC”) (excluding the one-time simplification incentive) is performance-based pay aligned with shareholder interests. A&B adheres to good governance practices, as listed below, to ensure that it adopts best practices to the extent that they are best aligned to the business goals and strategy of the Company as well as shareholder interests.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Promote Good Pay Practices
•Direct components of pay are generally targeted at the 50th percentile of market pay data
•TDC consisting heavily of performance-based compensation
•Multiple relevant performance metrics to determine incentive payments
•Multi-year performance periods on performance-based equity awards
•Multi-year vesting periods on equity awards
•Robust stock ownership guidelines for senior executives
•Review of realizable pay of NEOs
•Reasonable internal pay ratios
•Reasonable severance or change-in control provisions
•Double trigger change-in-control severance that requires both a change-in-control and termination of employment without cause before any payments are made
•Compensation recoupment (“clawback”) policies established for executives
•NEOs generally participate in the same health and welfare benefit plans as other salaried employees
•Shareholder outreach to solicit input and gain investor perspectives on our compensation programs
•Anti-hedging policies established
•No repricing or replacing of underwater stock options without prior shareholder approval
•Pay risk assessments

Compensation Overview
The Company’s executive compensation programs are administered by its Compensation Committee. The Compensation Committee has retained WTW, an independent compensation consultant, to provide advice and analysis on the design, structure and level of executive compensation for A&B.
Compensation Philosophy and Objectives. The Company seeks to align its objectives with shareholder interests through a compensation program that attracts, motivates and retains qualified and effective executives, and rewards performance and results. To achieve this, the Company uses the following pay elements, which are described more fully under the Pay Elements section of the CD&A:

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Element of Pay	Composition	Metrics	Rationale
Base Salary	Cash	—	•Provides a fixed rate of pay based upon an executive’s responsibilities
Annual Cash Incentives	Cash
PIIP metrics for all NEOs* (except Mr. Schreck):
•60% A&B Performance Grid Metrics
•10% Grace Pacific Performance Grid Metrics
•30% Individual Goals

PIIP metrics for Mr. Schreck:
•10% A&B Performance Grid Metrics
•60% Grace Pacific Performance Grid Metrics
•30% Individual Goals

AIP metrics for Mr. Chun**:
•70% A&B Performance Grid Metrics
•30% Individual Goals

•Rewards the achievement of annual Company, business unit and individual performance
•Reinforces pay-for-performance principles
•Rewards both immediately measurable accomplishments and actions that create longer-term value

One-time Simplification Incentive	Cash	For all NEOs (except Mr. Schreck and Mr. Chun): 75%-100% of Participant’s Annual Cash Incentives Target

For Messrs. Schreck and Chun: Awards based on a percentage of transaction value and expected level of involvement in each transaction
•Rewards the execution of the Company’s simplification strategy with respect to monetization of specific asset groups over a one-to-two-year period
Long-Term Incentives	Equity
For all NEOs* (except Mr. Chun):
•50% PSUs
◦Relative 3-year TSR (FTSE Nareit All-Equity Index & Selected Peer Group)
•50% RSUs
◦3-year vesting period

For Mr. Chun:
•30% PSUs
◦Relative 3-year TSR (FTSE Nareit All-Equity Index & Selected Peer Group)
•70% RSUs
◦3-year vesting period

•Aligns the executives’ long-term interests with those of A&B’s shareholders, motivates long-term performance •Aids in attracting and retaining employees •Reinforces pay-for-performance principles
Health and Welfare Benefits		—	•Aids in attracting and retaining employees while supporting their wellbeing
Retirement Benefits		—	•Assists employees with retirement income savings and attracts and retains employees
Severance Benefits		—	•Retains talent during transitions due to a Change in Control or other covered events

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

*    PIIP metrics applicable to Mr. Chun for one month after his promotion to Chief Financial Officer effective December 1, 2022.
**    AIP metrics applicable to Mr. Chun for eleven months while serving as Senior Vice President and Chief Accounting Officer through November 30, 2022.

Pay for Performance. The Company’s overall performance in 2022 was reflected in elements of compensation earned by NEOs for 2022. For the pay elements listed above, A&B targets pay at around the 50th percentile.
Pay Mix. The Company’s combination of pay elements is designed to place greater emphasis on performance-based compensation, while at the same time focusing on long-term talent retention and ensuring an appropriate balance between pay and risk. The Committee believes this is consistent with one of its key compensation objectives, which is to align management and shareholder interests. For 2022, the TDC mix was generally within the same range as competitive practices based on survey data for each element of pay, as shown by the following table.

Percentage of Target Total Direct Compensation*
Provided by Each Core Pay Element for 2022

*    Does not include one-time simplification incentive. Brett Brown served as Chief Financial Officer ("CFO") through November 30, 2022; Clayton Chun was appointed CFO effective December 1, 2022. Mr. Brown’s percentage was calculated using his annualized cash compensation and 2022 equity award. Mr. Chun's percentage was calculated using his annualized cash compensation in his new role as CFO and 2022 equity award he received earlier in the year as Chief Accounting Officer.
Assessment of Total Compensation. In evaluating and making pay decisions, the Compensation Committee utilizes the following tools, resources and information:

•Company and individual performance
•Say-on-Pay vote results
•Competitive market data
•Economic environment
•Job responsibilities and experience
•Positioning within the executive’s salary range
•Positioning in relation to the pay philosophy
•Investor feedback

•Projected market salary increases
•Value of the total pay package
•Alignment to pay-for-performance principles
•Reasonableness and balance of pay risk
•Internal pay equity
•NEO’s current and expected future contributions to Company performance and shareholder value
•Size of recent awards

Internal Pay Equity. A&B considers internal pay equity as a factor in establishing compensation for executives. One of the metrics considered is the CEO’s annual compensation relative to the average annual compensation for the other NEOs, as compared with such a ratio based on 50th percentile benchmark data. For 2022, the Company’s CEO-to-

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

other-NEOs pay ratio was lower than the 50th percentile ratio of companies in our executive talent market. This finding indicates that our CEO’s annual compensation is reasonable in relation to these benchmarks.
Pay Elements
The Company provides the following pay elements to its executive officers in varying combinations to accomplish its compensation objectives.
Salary: Salary is intended to provide a competitive fixed rate of pay based upon an executive’s responsibilities. The Company believes that salary is less impactful than performance-based compensation in achieving the overall objectives of the Company’s executive compensation program. Accordingly, salary comprises between 23% to 49% of a NEO’s target total direct compensation (not including one-time simplification incentive).
Generally, the Board of Directors determines the CEO’s annual salary change on the basis of the factors listed previously in the Assessment of Total Compensation section. The Board has a formal performance review process for the CEO that includes categories such as, but not limited to: company goals, financial results, strategic leadership and business management. Each Board member has an opportunity to provide specific input on the CEO’s performance across key categories. The results of this process are carefully considered by the Board and the Compensation Committee in determining the CEO’s annual salary and incentive award.
The CEO recommends annual salary changes for the other NEOs. Salary adjustments for NEOs are generally considered by the Compensation Committee in February of each year for implementation on April 1.

NEO	Base Salary as of 12/31/21	% Change	Base Salary as of 12/31/22
Mr. Benjamin	$710,700	4.0%	$739,000
Mr. Chun*	$275,600	45.1%	$400,000
Mr. Parker	$440,000	2.3%	$450,000
Ms. Ching	$320,000	3.0%	$329,600
Mr. Schreck	$319,300	3.4%	$330,000
Mr. Brown**	$420,000	N/A	N/A
*    Mr. Chun was appointed Chief Financial Officer, effective December 1, 2022.
** Mr. Brown served as Chief Financial Officer through November 30, 2022; his base salary as of that date was $432,600.
Annual Cash Incentives: For 2022, annual incentives for NEOs were provided through the Alexander & Baldwin, Inc. Performance Improvement Incentive Plan (“PIIP”) and Alexander & Baldwin, Inc. Annual Incentive Plan (“AIP”) to motivate and reward executives for achievement of pre-established corporate performance metrics and individual goals, as applicable. The Company believes that the annual incentive structure drives the following objectives:

•Aligning with key goals/objectives and shareholder interests
•Rewarding for achievement of company performance
•Emphasizing pay-for-performance
•Fostering a team environment while allowing for flexibility in individual recognition
PIIP and AIP Performance Goal Categories. Each plan year, awards for all plan participants are determined based on the attainment level of goals for that year, as determined by the Compensation Committee. Performance grid metrics and individual goals were established in February 2022. Awards can range from 0% to 200% of target for PIIP and from 0% to 150% for AIP.

•A&B Performance Grid Metrics (weighted 60% for the CEO and the other NEOs, with the exception of 70% for Mr. Chun, while serving as Senior Vice President and Chief Accounting Officer through November 30, 2022, and 10% for Mr. Schreck) – Designed to reward the achievement of financial metrics related to A&B and to ensure that executives are held accountable for the financial health and discipline of the Company. The targets are based on the Company’s Board-approved operating plan and adjusted in certain instances to exclude the effect of certain items. When establishing the operating plan, management and the Board of Directors consider the historical performance of the Company, external elements such as economic

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

conditions and competitive factors, Company capabilities, performance objectives, and the Company’s strategic plan. The maximum and threshold performance ranges were determined on the basis of the level of difficulty in achieving the objective and are intended to ensure an enduring standard of performance.
•Grace Pacific Performance Grid Metrics (weighted 10% for the CEO and the other NEOs, with the exception of 60% for Mr. Schreck and 0% for Mr. Chun, while serving as Senior Vice President and Chief Accounting Officer through November 30, 2022) – Designed to reward the achievement of financial and safety metrics related to Grace Pacific. The targets are based on the Company’s Board-approved operating plan and adjusted in certain instances to exclude the effect of certain items.
•Individual Goals (weighted 30% for the CEO and the other NEOs) – Rewards the contributions and accomplishments of individual goals and priorities and the executive’s success in fulfilling their duties and responsibilities.
PIIP and AIP Company Performance and Payout Determination (Except for CEO). Determination of award levels in 2022 was based on the Company’s operating performance as compared to Performance Grid Metrics set at the beginning of the year and Individual Goal ratings, based on input from senior management and on business actions and outcomes in support of the Company’s strategic direction. Recommendations were reviewed and approved by the Compensation Committee. The level of achievement for each Performance Grid Metric and Individual Goal is rated on a scale from 0 to 3, as follows: 0 for below threshold performance, 1.0 for threshold performance, 2.0 for target performance and to 3.0 for maximum performance. The factors included in the Performance Grid Metrics were selected because the Company believes they best reflect the results of business execution and achievement of financial metrics of the respective operations and align with performance measures used more traditionally by our REIT peers. In addition, individual goals reward the individual contributions and accomplishments that are not necessarily reflected in annual financial results. Individual award levels are determined by multiplying each NEO’s incentive target by the weighting of each element (A&B grid, Grace grid and individual goals) and by performance ratings for the applicable measures at below threshold (0%), threshold (50%), target (100%) or maximum (150% for AIP and 200% for PIIP) levels, with proration between these levels, as determined by the Compensation Committee. The CEO recommends individual goal ratings for the non-CEO NEOs while the CEO’s individual goal rating is determined separately by the Compensation Committee.

A&B Performance Metrics ($ in millions)	Threshold	Target	Maximum	Actual	0-3 Rating	Weighting
CRE Same-Store NOI Growth(1)	-0.5%	1.0%	4.0%	6.0%	3	40%
Core FFO per Diluted Share(1)	$0.94	$0.98	$1.04	$1.13	3	30%
Average Net Debt to Core EBITDA(1)	6.7x	6.3x	5.7x	5.3x	3	30%

Grace Pacific Performance Metrics ($ in millions)	Threshold	Target	Maximum	Actual	0-3 Rating	Weighting
Grace Pacific Adjusted EBITDA(1)	$6.9	$13.8	$19.0	$7.1	1	60%
Consolidated Backlog (EOY)(2)	$150.0	$180.0	$200.0	$209.0	3	20%
Net Cash Flow to/(from) A&B(3)	$3.4	$6.8	$10.3	$-20.4	0	10%
Safety (RIR) (4)	3.5	3.1	2.7	3.2	2	10%
(1)Refer to the Use of Non-GAAP Financial Measures section in this Proxy Statement for a discussion of the use of non-GAAP financial measures and the required reconciliations of GAAP to non-GAAP measures.
(2)Backlog represents the total amount of revenue that Grace Pacific, G P Roadway Solutions, Inc. and any construction joint venture expect to realize on contracts awarded. Backlog primarily consists of asphalt paving and, to a lesser extent, Grace Pacific’s consolidated revenue from its construction-and traffic control-related products and services. Backlog includes estimated revenue from the remaining portion of contracts not yet completed, as well as revenue from approved change orders. The length of time that projects remain in backlog can span from a few days for a small volume of work to 36 months, or longer, for large paving contracts and contracts performed in phases. This amount includes opportunity backlog consisting of contracts in which Grace Pacific has been confirmed to be the lowest bidder at the time of this disclosure. Circumstances outside the Company’s control such as procurement or technical protests, and/or changes in the availability of project funding, among others, may arise that prevent the finalization of such contracts.
(3)Net Cash Flow to/from A&B represents the net amount of cash advances and/or repayments between Grace Pacific and A&B for the period January 1, 2022 through December 31, 2022.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

(4)Recordable Incident Rate, or RIR, represents the number of employees per 100 full-time employees that have been involved in an OSHA-recordable injury or illness.

Individual Performance. Individual goals are developed by the NEOs and approved by the CEO (with the exception of the CEO’s individual goals, which are reviewed by the Compensation Committee). Performance against individual goals is rated on a scale from 0 to 3, as follows: 0 for below threshold performance, 1.0 for threshold performance, 2.0 for target performance and to 3.0 for maximum performance.

NEO	Individual Goals
Mr. Benjamin
•Support commercial real estate growth efforts including deal sourcing and evaluating and improving external market positioning.
•Lead corporate streamlining efforts while ensuring that simplification and monetization goals are achieved.
•Lead liability mitigation efforts by documenting and resolving known legacy obligations.

Mr. Chun
•Provide direct oversight of the implementation of the Enterprise Resource Planning (ERP) system in a timely and cost-effective manner.
•Actively oversee the successful completion of additional ERP modules in a timely and cost-effective manner.
•Effectively manage department expenses and optimize cost efficiencies.
•Develop succession and future state plans for the Finance and Accounting departments.

Mr. Parker
•Refine asset management model and process.
•Deploy growth capital for commercial real estate acquisitions and development.
•Oversee overall land management and monetization efforts on Neighbor Islands.
•Implement a professional development plan.

Ms. Ching
•Direct the overall management of water matters relating to the Company's land stewardship.
•Provide government relations leadership and support for the achievement of the Company's simplification and REIT-related goals.
•Support Grace Pacific’s Makakilo quarry extension permitting effort.
•Continue implementation of organizational design changes for External Affairs department to align with A&B's simplified business model.

Mr. Schreck	•Position Grace Pacific for sale. •Reduce non-core liabilities and advance ongoing environmental remediation efforts. • Manage KT&S and support CEO in resolution/transfer of A&B non-core obligations.
Mr. Brown	•Support growth with creative structuring while maintaining target credit metrics. •Manage non-Grace G&A expenses. •Increase new investor targeting and sell-side research coverage.
Mr. Benjamin’s and Mr. Parker’s individual performance ratings for 2022 were determined to be at target while ratings for 2022 for Mr. Chun, Ms. Ching and Mr. Schreck were determined to be between target and maximum. Mr. Brown’s PIIP award was calculated at target and prorated through his last day of service, consistent with the Company’s Executive Severance Plan described on page 39.
PIIP Payout Determination for the CEO. Each plan year, the CEO’s annual incentive is determined by the Compensation Committee separately from other plan participants. The award is calculated using a 60% weighting for the same A&B Performance Grid Metrics and 10% weighting for the same Grace Pacific Performance Grid Metrics applicable to all other NEOs plus a 30% weighting for Individual Goals. The Compensation Committee and the Board of Directors evaluate the CEO’s individual goal performance based on criteria established at the beginning of 2022, including leadership and execution of organizational initiatives and strategies. Based on that evaluation, the Compensation Committee rates the CEO’s individual performance on a scale from 0 to 3, as follows: 0 for below

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

threshold performance, 1.0 for threshold performance, 2.0 for target performance and to 3.0 for maximum performance. The Committee rated the CEO’s individual performance at 2.0. The Committee considered the leadership provided by the CEO including advancement of strategic corporate priorities, continued progress in monetization of non-core assets, and advancement of simplification and organizational effectiveness efforts.
For the CEO’s 2022 PIIP award, after calculation of the A&B and Grace Pacific Performance Grid Metrics and Individual Goals, the Compensation Committee awarded the CEO a total incentive award of $1,284,155, which was 158% of target.

Actual awards earned in total by the NEOs were based on performance against the goals as described above and were as follows:
PIIP and AIP Annual Incentive Award Information

	Target PIIP and AIP Award		Actual as a % of	Actual PIIP and AIP Award
NEO	% of Base Salary	$	Target	% of Base Salary	$
Mr. Benjamin	110%	$812,900	158%	174%	$1,284,155
Mr. Chun* - AIP (11 months)	55%	$144,506	139%	76%	$200,502
- PIIP (one month)	70%	$23,333	165%	116%	$38,610
Mr. Parker	100%	$450,000	158%	158%	$710,872
Ms. Ching	55%	$181,280	180%	99%	$325,799
Mr. Schreck	55%	$181,500	109%	60%	$197,980
Mr. Brown** (11 months)	80%	$317,240	100%	80%	$317,240
*    Mr. Chun’s target award is based on his salary and AIP target percentage as of November 30, 2022 for eleven months and his salary and PIIP target percentage as of December 31, 2022 for one month that includes an increase for his promotion to Chief Financial Officer effective December 1, 2022.
** Mr. Brown served as Chief Financial Officer until he was terminated without cause, effective November 30, 2022. He received a pro-rata PIIP award under the terms of the A&B Executive Severance Plan described on page 39. His target award reflects a prorated target and his award as a percentage of base salary was based on his prorated salary.
One-Time Simplification Incentive
In its effort to further simplify A&B’s ongoing operations, the Company implemented, in 2021, a one-time simplification incentive to motivate and reward individuals for the execution of its simplification strategy including monetization of certain agricultural landholdings and renewable energy assets, the materials and construction business and the Company’s interest in the Kukui’ula joint venture. Simplification of the Company’s business model is critical strategically as the Company transitions from a more diversified organization and focuses on becoming a pure commercial real estate company.
The one-time simplification incentive included the Executive Simplification Incentive Program (ESIP) and Management Simplification Incentive Program (MSIP), both of which expired at the end of 2022. Both programs were designed to highlight the crucial nature of simplification given the expected strategic benefits of monetization and existing market conditions.

•ESIP participation was limited to PIIP participants, including NEOs as of the ESIP plan effective date of February 22, 2021, who were involved closely in the process of achieving simplification goals within a two-year period. The two-year timeframe reflected the importance of the simplification process to the Company’s strategy and was a key performance factor. Each participant had an aggregate bonus opportunity under the ESIP that ranged from 75% to 100% of their then-current annual PIIP target. The potential payout amounts were set at the below percentages of PIIP target to reflect the workload associated with completing the transactions successfully, the scale of the transactions and the anticipated benefit to the Company’s strategy resulting from the transactions.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

The table below describes the award level, as a percentage of the NEO’s 2021 PIIP target, the maximum 2022 award payout and the actual 2022 award amount:
•MSIP participation was limited to non-PIIP participants, including non-NEOs as of the MSIP plan effective date of February 22, 2021, who were involved in progress made in executing the Company’s simplification strategy within a two-year period. The two-year timeframe reflected the importance of the simplification process to the Company’s strategy and was a key performance factor. Awards were calculated as a percentage of a transaction value in connection with the monetization of a designated asset group. Award levels for each participant were also based on the participant’s expected level of involvement in transactions related to each respective asset group, as determined by the CEO. The 2022 award payout was $20,550 (out of a potential award of $46,050) for Mr. Chun and $25,688 (out of a potential award of $169,125) for Mr. Schreck.
The Compensation Committee had discretion to determine ESIP payouts and the CEO had discretion to determine MSIP payouts.

	Award Potential as % of PIIP Target				2022 Award Potential in Dollars	2022 Award
Individual	Kukui’ula Sale*	M&C Sale	Ag/Energy Assets	Total
Chris Benjamin	30%	40%	30%	100%	$426,773	$182,903
Lance Parker	50%	20%	30%	100%	$168,750	$101,250
Meredith Ching	25%	25%	25%	75%	$67,980	$33,990
Brett Brown	30%	40%	30%	100%	$181,692	$77,868
*The Kukui’ula sale was completed in November 2021.
Based on the sale of substantially all of the assets of A&B’s Kauai agricultural landholdings and renewable energy assets on June 30, 2022, the Compensation Committee approved the payouts for the NEOs above. The aggregated total award payments of $442,249 represent approximately 0.6% of the $73.9 million of total proceeds received by the Company from the agricultural lands and renewable energy assets.

Other Incentives

In its effort to further simplify A&B’s ongoing operations, as discussed elsewhere in this Proxy Statement, A&B has sought the monetization of the materials and construction business represented by Grace Pacific. Given Mr. Schreck’s critical role in this process for the disposition of Grace Pacific, the Compensation Committee has approved an arrangement to reward Mr. Schreck for positioning Grace for sale by stabilizing and improving Grace operations and for continuing to manage Grace through a sales process and completion of a potential transaction despite the attendant professional uncertainties posed by any such transaction. The special incentive includes (i) a success fee of $250,000 that would be paid based upon the closing of a transaction, (ii) an additional success fee to reward Mr. Schreck for achieving the highest possible value for the business measured based on the total transaction value, a portion of which may be paid on the 12-month anniversary of closing or Mr. Schreck’s earlier termination without cause by the ultimate buyer or retention by the Company as of the closing, and a portion of which may be paid based on the value of any earnout amounts received by A&B measured through the first 12 months following the closing and (iii) special retention in the amount of $330,000 and an amount equal to a pro-rated share of the award opportunity at target under PIIP if Mr. Schreck is not eligible for severance benefits under the Executive Severance Plan.

Long-Term Incentives ("LTI")
Equity grants are generally approved by the Compensation Committee at its January meeting. Based on current market data provided by WTW, the CEO makes recommendations for each executive officer other than himself to the Compensation Committee, which retains full authority to set the actual grant amount. In determining the type and size of a grant to an executive officer, the Compensation Committee generally considers, among other things, the items mentioned above in the Assessment of Total Compensation section.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Equity Grant Information

	Target 2022	LTI Vehicle Mix
NEO	LTI Value	PSUs	RSUs
Mr. Benjamin	$1,700,000	50%	50%
Mr. Chun	$200,000	30%	70%
Mr. Parker	$750,000	50%	50%
Ms. Ching	$250,000	50%	50%
Mr. Schreck	$165,000	50%	50%
Mr. Brown	$700,000	50%	50%
•RSUs are awards that are settled in shares and vest in thirds over a three-year period based on service. RSUs are intended to focus behaviors on improving long-term stock price performance on an absolute basis (as a complement to the relative-performance nature of PSUs), increase share ownership and strengthen retention of participants through a three-year vesting period. Under the service-vesting requirement, recipients must remain employed until the end of each vesting period to earn any shares that become issuable. Pro-rata vesting will apply to the extent employment ceases with the Company during the restricted period by reason of death, disability or retirement during the vesting period. Grantees receive dividend equivalents quarterly on the full amount of RSUs granted, regardless of vesting, at the same rate as is payable on the Company’s common stock.
•PSUs are awards that are settled in shares and have both a performance- and service-vesting requirement. The performance requirement is based on A&B’s TSR results relative to the TSR of companies that comprise the FTSE Nareit All-Equity REITs Index and a select group of peer REITs that are a subset of the FTSE Nareit All-Equity REITs Index focused on shopping center and diversified portfolios, with market capitalization between $500 million and $6 billion. PSUs have concurrent three-year performance and vesting horizons. Under the service-vesting requirement, recipients must remain employed until the end of the performance and vesting period to earn any shares that become issuable. Pro-rata vesting will apply to the extent employment ceases with the Company during the performance period by reason of death, disability or retirement, with proration to be applied to the number of shares resulting from the Company’s relative TSR over the performance period (i.e., actual performance). PSUs are intended to motivate recipients to focus on A&B shareholder returns relative to the share performance of other U.S.-based REITs with commercial real estate focus and/or market capitalization similar to the Company's. The service requirement provides that PSUs cliff vest after a three-year period (concurrent with the performance period), as defined by the award. Payment of accrued dividend equivalents on PSUs will be made upon attainment of the applicable performance goals and will be paid solely according to the number of actual shares earned.
Performance Ranges for 2022 PSUs

	Performance	Earnout*
Threshold	35th Percentile	35% of Target
Target	55th Percentile	100% of Target
Maximum	75th Percentile	200% of Target
*    With proration between these levels
2020 PSUs: With TSR at the 60.3 percentile for the FTSE Nareit index and at the 72.7 percentile for the Selected Peer Group index, 158% of the PSUs granted in 2020 were earned.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Target total direct compensation is presented in the following table:
Target Total Direct Compensation for 2022*

NEO	Base Salary as of 12/31/22	Target PIIP Award	2022 LTI Grant	Target Total Direct Compensation
Mr. Benjamin	$739,000	$812,900	$1,700,000	$3,251,900
Mr. Chun**	$400,000	$280,000	$200,000	$880,000
Mr. Parker	$450,000	$450,000	$750,000	$1,650,000
Ms. Ching	$329,600	$181,280	$250,000	$760,880
Mr. Schreck	$330,000	$181,500	$165,000	$676,500
Mr. Brown***	$432,600	$346,080	$700,000	$1,478,680
*    Excluding one-time simplification incentive opportunity.
**    Mr. Chun’s target total direct compensation is based on his annualized cash compensation in his new role as CFO and 2022 equity award he received as Chief Accounting Officer.
*** Mr. Brown's total direct compensation is based on his annualized cash compensation and 2022 equity award.
Retirement Plans: The Company provides various retirement plans to assist its employees with retirement income savings and to attract and retain its employees. The Committee periodically reviews the value of benefits from the retirement plans in conjunction with all other forms of pay in making compensation decisions.
A&B Retirement Plan for Salaried Employees (Frozen since 2012): The A&B Retirement Plan for Salaried Employees (the “Qualified Retirement Plan”), which is a tax-qualified defined benefit pension plan, provides pension benefits to the Company’s salaried non-bargaining unit employees. The Pension Benefits table of this Proxy Statement provides further information regarding the Qualified Retirement Plan. In 2007, A&B Predecessor closed participation in its traditional defined pension plan for new non-bargaining unit employees hired after January 1, 2008. Effective January 1, 2012, the Company froze benefit accruals under its traditional defined benefit plans for all non-bargaining unit employees hired before January 1, 2008 and replaced the benefit with a cash balance formula in which participants accrued 5% of their eligible annual compensation. Effective January 1, 2020, the Company froze benefit accruals under the cash balance formula and replaced the benefit with a non-elective company contribution to the A&B Individual Deferred Compensation and Profit-Sharing Plan and the A&B Non-Qualified Defined Contribution Plan, as described below.
In February 2021, a plan to terminate the Qualified Retirement Plan was approved. In 2022, participants had the choice of receiving a single lump sum payment or an annuity from a highly-rated insurance company that will pay and administer future benefit payments. The effective date of the termination was May 31, 2021.
A&B Individual Deferred Compensation and Profit-Sharing Plan: The Company has a tax-qualified defined contribution retirement plan (the “IDC Plan”) available to all salaried non-bargaining unit employees. Beginning in 2020, the IDC Plan provided for a match of up to 3% of the eligible compensation deferred by a participant during the fiscal year, subject to IRS maximum compensation limitations and a non-elective Company contribution equal to 3% of eligible compensation.
The Company has a profit-sharing plan which provides for performance-based discretionary contributions to participants based on the degree of achievement of goals similar to 2022 AIP goals as determined by the Compensation Committee. Employees are immediately eligible for up to 5% of annual base compensation, based on achievement of goals. There was a 5% profit-sharing contribution for 2022.
A&B Excess Benefits Plan: This non-qualified benefit plan (the “Excess Benefits Plan”) for executives is designed to meet the retirement plan objectives described above. Certain executives, including Messrs. Benjamin, Parker and Brown and Ms. Ching, are eligible to participate in the Excess Benefits Plan. It complements the Qualified Retirement Plan and the IDC Plan by providing benefits and contributions in amounts that could not be provided by those plan’s formulas due to the limits imposed by tax law. Effective January 1, 2020, the Company froze benefit accruals under this plan and replaced the benefit with a Non-Qualified Defined Contribution Plan. The Pension Benefits table of this Proxy Statement provides further information regarding the A&B Excess Benefits Plan.
A&B Non-Qualified Defined Contribution Plan: Under the A&B Non-Qualified Defined Contribution Plan, eligible participants receive 3% of their annual eligible compensation in excess of the applicable IRS compensation limit, a discretionary gain sharing contribution up to 5% of base salary in excess of the applicable IRS compensation limit,

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

based on achievement of goals, and the lesser of 3% of eligible compensation or the applicable IRS deferral limit minus the maximum allowable match, including the match on catch-up contributions, under the 401(k) plan.
Employment and Other Agreements: The Company does not provide employment or similar agreements for any of the NEOs. The Company believes in a policy of “at will” employment.
Severance Plan and Change in Control Agreements: The Company provides severance benefits pursuant to the Severance Plan and Change in Control agreements to reinforce and encourage the continued attention and dedication of members of the Company’s top management, including NEOs, to their assigned duties without possible distraction and disruption arising from a change in control or other covered event. Severance arrangements also are provided to maintain a competitive pay package. The Compensation Committee designed the change in control agreement to provide a competitively structured program, and yet be conservative overall in the amounts of potential award payouts. The Compensation Committee’s decisions regarding other compensation elements are affected by the potential payouts under these arrangements, as the Committee considers how the terms of these arrangements and the other pay components interrelate. These arrangements are described in further detail in the “Other Potential Post-Employment Payments” section of this Proxy Statement.
Retiree Health and Medical Plan, Life and Disability Insurance: The Company provides NEOs with the same retiree medical benefits as are provided in general to all salaried non-bargaining unit employees who joined A&B Predecessor prior to January 1, 2008. The Company’s contribution towards the monthly medical premium is based on the employee’s age and years of service and is capped at $136 per month. The benefits from these plans are reflected in the “Other Potential Post-Employment Payments” section of this Proxy Statement. Effective January 1, 2022, NEOs receive the same life insurance coverage maximum of two times base salary as is provided in general to all salaried non-bargaining unit employees, with maximum amounts of $1,000,000 for NEOs and $400,000 for other employees. Effective January 1, 2022, NEOs also receive disability insurance through a group disability program available to all salaried non-bargaining unit employees, plus up to an additional $17,500 a month under an individual disability insurance program based on total base salary and annual incentive target.
The Role of Compensation Survey Data
The Company uses published compensation survey data as a reference but does not benchmark against specific companies within such surveys. The Company operates in several different industries and there are no companies that are considered directly comparable in business mix, size and geographic relevance. Accordingly, the Company does not use data that are specific to any individual segment of the Company’s business but instead, based on the recommendation of WTW, uses data from three national and highly recognized published surveys representing a broad group of general industry and real estate companies similar in size to the Company to assess the Company’s pay practices. WTW uses data subsets in each survey that represent companies of similar size with revenues between $250 million and $1 billion. The survey sources provide only one of the tools that the Committee uses to assess appropriate pay levels. Internal equity, Company performance, business unit performance, compensation philosophy, performance consistency, historical pay movement, pay mix, pay risk, economic environment and individual performance are also reviewed.
The surveys used by WTW in its assessment of total direct compensation and CEO pay ratio as compared to other NEOs include:
•WTW 2021 CDB General Industry Executive Database
•WTW 2021 Long-term Incentives, Policies and Practices Survey
•National Association of Real Estate Investment Trusts (Nareit) 2021 Compensation Survey
The Role of the Compensation Consultant
The Compensation Committee retained WTW, an independent executive compensation consulting firm, to assist the Committee in:
•Evaluating salary and incentive compensation levels
•Reviewing and suggesting executive pay plan design modifications
•Understanding current trends and legislative reform initiatives in the area of executive compensation
•Assessing appropriate outside Board of Director pay levels and structuring
WTW reports directly to and takes instructions from the Compensation Committee. The Committee approves all WTW engagements, including the nature, scope and fees of assignments. The Compensation Committee has reviewed WTW’s work, policies and procedures and determined that no conflicts of interest exist. In accordance with the New

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

York Stock Exchange (“NYSE”) requirements, the Compensation Committee annually assesses the independence of its compensation consultant, outside legal counsel, and other advisers who will provide services with respect to executive compensation matters.
The Role of Management
Management assists the Compensation Committee in its role of determining executive compensation in a number of ways:
•Provides management’s perspective on compensation plan structure and implementation.
•Identifies appropriate performance measures and suggests company, unit and individual performance goals that are consistent with the Board-approved operating plans.
•The CEO conducts an annual performance evaluation of NEOs, excluding himself, against pre-approved Company and individual goals.
•The CEO combines performance evaluations with market data provided by WTW and makes compensation recommendations to the Compensation Committee.
Stock Ownership Guidelines
To enhance shareholder alignment and ensure commitment to value-enhancing, longer-term decision-making, the Company has established stock ownership guidelines. Executives are required to own a value of stock equal to the salary multiple below within a five-year period from commencement of employment or within a five-year period after a change in salary based on promotion:

Position	Salary Multiple
CEO	5X
Other NEOs	3X
All NEOs have met or are on track to meet the ownership guidelines within the required timeframe.
Equity Granting Policy
Equity awards are expected to be granted for current employees at the January Compensation Committee meeting each year. Equity grants for new hires or promoted employees are approved at regularly scheduled Compensation Committee meetings. The timing of these grants is made without regard to anticipated earnings or other major announcements by the Company.
Policy Regarding Speculative Transactions and Hedging
The Company has adopted a formal policy prohibiting directors, officers and employees from (i) entering into speculative transactions, such as trading in options, warrants, puts and calls or similar instruments, involving A&B stock, or (ii) hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving A&B stock. The Company does not prohibit investments in exchange funds.
Policy Regarding Recoupment of Certain Compensation
The Company has adopted a formal “clawback” policy for senior management, including all NEOs. Pursuant to the policy, the Company will seek to recover from each Participant, as defined in the policy, the full or partial portion of any incentive compensation paid or granted to, or received by, such Participant during the three-year period preceding the date on which the Company is required to prepare an accounting restatement that is greater than the amount that would have been paid, granted or received had the financial results been originally reported as set forth in the accounting restatement. The Company will update the policy as appropriate to comply with new SEC and NYSE requirements when they are issued and in effect.
Tax and Accounting Considerations
In evaluating the Company’s executive compensation structure, the Compensation Committee considers tax and accounting treatment, balancing the effects on the individual and the Company. The Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor, in establishing the cash and

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

equity compensation programs for the executive officers. Section 162(m) of the Code generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A section of this Proxy Statement with management and based on these discussions and review, it has recommended to the Board of Directors that the CD&A disclosure be included in this Proxy Statement.
The foregoing report is submitted by Ms. Saito (Chair), Ms. Laing and Mr. Lewis.
Compensation Committee Interlocks and Insider Participation
There were no Compensation Committee Interlocks or Insider Participation in 2022.

Summary Compensation Table. The following table summarizes the compensation paid by A&B to its NEOs in 2022, 2021 and 2020.
2022 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4) (h)		All Other Compensation ($)(5) (i)	Total ($) (j)
Christopher J. Benjamin Chief Executive Officer (6)	2022	731,922	433,784	1,912,851	N/A	1,033,274	0	(7)	133,059	4,244,890
	2021	711,523	351,797	1,834,728	N/A	1,137,439	0	(7)	101,066	4,136,553
	2020	690,000	386,400	1,946,094	N/A	69,000	300,551		78,710	3,470,755
Clayton K. Y. Chun Executive Vice President, Chief Financial Officer and Treasurer (8)	2022	293,315	78,272	214,984	N/A	181,390	0	(9)	45,679	813,640
Lance K. Parker President and Chief Operating Officer (10)	2022	447,498	240,131	843,873	N/A	571,991	0	(11)	76,634	2,180,127
	2021	423,748	241,920	755,459	N/A	448,688	10,558		63,166	1,943,539
	2020	397,838	159,135	686,836	N/A	63,654	74,887		49,185	1,431,535
Meredith J. Ching Executive Vice President, External Affairs	2022	327,199	129,366	281,291	N/A	230,423	0	(12)	56,762	1,025,041
	2021	318,944	100,320	269,809	N/A	235,027	0	(12)	42,958	967,058
	2020	305,933	84,131	286,186	N/A	33,653	145,361		32,700	887,964
Jerrod M. Schreck Executive Vice President of A&B and President of Grace Pacific	2022	327,324	109,949	185,631	N/A	113,719	0	(13)	47,306	783,929
Brett A. Brown Former Executive Vice President and Chief Financial Officer	2022	393,399	174,537	787,635	N/A	220,571	N/A		195,745	1,771,887
	2021	420,955	186,480	755,459	N/A	448,688	N/A		62,860	1,874,442
	2020	400,000	137,600	801,301	N/A	64,000	0		40,728	1,443,629
(1)Represents the NEO’s awards attributable to ESIP or MSIP 2022 awards, and individual goals under the PIIP or AIP program for the fiscal year identified in column (b) payable in cash in February of the following year, except for Mr. Brown, whose award was paid on November 30, 2022 when he ceased employment with the Company.
(2)Represents the grant-date fair value of time-based RSUs and the grant-date fair value of PSUs for the fiscal year identified in column (b) granted in 2022. PSUs awarded in 2022 vest in February 2025 if performance goals are attained at target. Assuming that maximum performance goals applicable to the PSUs were to be achieved, the values in this column with respect to 2022 would be as follows: Mr. Benjamin, $2,975,712; Mr. Chun, $289,985; Mr. Parker, $1,312,765; Ms. Ching, $437,588, Mr. Schreck, $288,775 and Mr. Brown, $1,225,279. If performance goals are not attained at threshold, all PSUs will be forfeited.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

See Note 16 of the consolidated financial statements of the Company’s 2022 Annual Report on Form 10-K regarding the assumptions underlying the valuation of equity awards.
(3)Represents the NEO’s award attributable to financial goals under the PIIP program for the fiscal year identified in column (b) payable in cash in February of the following year, except for Mr. Brown, whose award was paid on November 30, 2022 when he ceased employment with the Company.
(4)All amounts are attributable to the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit pension plans.
(5)Represents amounts contributed by A&B to the NEO’s account under the A&B Individual Deferred Compensation and Profit Sharing Plan and Alexander & Baldwin Non-Qualified Defined Contribution Plan. The 2022 amount for Mr. Brown includes $36,050 in severance, $10,000 for outplacement counseling services and $15,624 in health and welfare benefits, all under the A&B Executive Severance Plan described on page 39; $49,915 in accrued unused vacation pay; and $13,503 for a one-time 5% prorated cash payment in lieu of receiving a 5% pay credit in the Cash Balance Plan (“Plan”), which was frozen effective December 31, 2019. The cash payment was paid after three years of service with the Company, consistent with the vesting requirements of the Plan.
(6)In addition to his title of Chief Executive Officer, Mr. Benjamin served as President through December 31, 2022.
(7)The change in pension value was a decrease of $274,023 for 2022 and $4,391 for 2021. Under SEC rules, such a decrease is shown in the table as $0.
(8)Mr. Chun was appointed Executive Vice President and Chief Financial Officer effective December 1, 2022.
(9)The change in pension value was a decrease of $663. Under SEC rules, such a decrease is shown in the table as $0.
(10)Mr. Parker was Executive Vice President and Chief Real Estate Officer of A&B until November 1, 2021, when he was appointed Chief Operating Officer in addition to his title of Executive Vice President. He was appointed President, in addition to his title of Chief Operating Officer, effective January 1, 2023. He also was appointed Chief Executive Officer, effective, July 1, 2023.
(11)The change in pension value was a decrease of $79,461. Under SEC rules, such a decrease is shown in the table as $0.
(12)The change in pension value was a decrease of $149,929 for 2022 and $88,022 for 2021 . Under SEC rules, such a decrease is shown in the table as $0.
(13)The change in pension value was a decrease of $1,731. Under SEC rules, such a decrease is shown in the table as $0.

Grants of Plan-Based Awards. The following table contains information concerning the non-equity and equity grants under A&B’s incentive plans during 2022 to the NEOs.
2022 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(4) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(5) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Christopher J. Benjamin		284,515	569,030	1,138,060
	2/1/22				13,060	37,313	74,626	37,313	N/A	N/A	1,912,851
Clayton K. Y. Chun		58,744	117,488	234,975
	2/1/22				922	2,633	5,266	6,145	N/A	N/A	214,984
Lance K. Parker		157,500	315,000	630,000
	2/1/22				5,761	16,461	32,922	16,461	N/A	N/A	843,873
Meredith J. Ching		63,448	126,896	253,792
	2/1/22				1,920	5,487	10,974	5,487	N/A	N/A	281,291
Jerrod M. Schreck		63,525	127,050	254,100
	2/1/22				1,267	3,621	7,242	3,621	N/A	N/A	185,631
Brett A. Brown (6)		121,128	242,256	484,512
	2/1/22				5,377	15,364	30,728	15,364	N/A	N/A	787,635
(1)Amounts reflected in this section relate to estimated payouts under the non-equity incentive portion of the PIIP. The value of the actual payouts is included in column (g) of the Summary Compensation Table.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

(2)Amounts in this section reflect PSU grants. PSUs awarded in 2022 vest in February 2025 if performance goals are attained during the performance period.
(3)Amounts in this section reflect time-based RSUs.
(4)No options were granted in 2022.
(5)Represents the grant-date fair value of the equity awards granted in 2022. See Note 16 of the consolidated financial statements of the Company’s 2022 Annual Report on Form 10-K regarding the assumptions underlying the valuation of equity awards.
(6)Mr. Brown ceased to serve as CFO on November 30, 2022; he received a prorated non-equity incentive award at target pursuant to the terms of the A&B Executive Severance Plan. All of his equity awards granted in 2022 were forfeited.
The PIIP is based on financial, operating, and individual goals for the Company. Performance measures, weighting of goals and target opportunities are discussed in the CD&A section of this Proxy Statement. Information on equity grants is provided in the CD&A section of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End. The following table contains information concerning the outstanding equity awards held by the NEOs.
2022 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock that Have Not Vested ($)(6) (h)	Equity In- centive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(6) (i)		Equity In- centive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(7) (j)
Christopher J. Benjamin	—	—	—	—	—	86,786	(1)	1,625,502	130,964	(8)	2,452,956
Clayton K. Y. Chun	—	—	—	—	—	11,947	(2)	223,767	8,698	(9)	162,914
Lance K. Parker	—	—	—	—	—	36,070	(3)	675,591	52,735	(10)	987,727
Meredith J. Ching	—	—	—	—	—	12,763	(4)	239,051	19,259	(11)	360,721
Jerrod M. Schreck	—	—	—	—	—	7,606	(5)	142,460	10,740	(12)	201,160
Brett A. Brown (13)	—	—	—	—	—	—		—	—		—
(1)Vesting date of unvested RSUs – 12,961 shares on 2/1/23; 18,256 shares each on 2/1/23 and 2/1/24; 12,437 shares on 2/1/2023 and 12,438 shares each on 2/1/2024 and 2/1/2025.
(2)Vesting date of unvested RSUs – 991 shares on 2/1/23; 2,405 on 2/1/2023 and 2,406 shares on 2/1/24; and 2,048 shares each on 2/1/2023 and 2/1/2024 and 2,049 shares on 2/1/2025.
(3)Vesting date of unvested RSUs – 4,575 shares on 2/2123; 7,517 shares each on 2/1/23 and 2/1/24; 5,487 shares each on 2/1/23, 2/1/24 and 2/1/25.
(4)Vesting date of unvested RSUs – 1,906 shares on 2/1/23; 2,685 shares each on 2/1/23 and 2/1/24; 1,829 shares each on 2/1/23, 2/1/24, and 2/1/25.
(5)Vesting date of unvested RSUs – 763 shares on 2/1/23; 1,611 shares each on 2/1/23 and 2/1/24; 1,207 shares each on 2/1/23, 2/1/24 and 2/1/25.
(6)These PSUs are shown at the target amount (100% of the target number of shares awarded).
(7)Market value of stock not vested, shown at target performance, based on the closing stock price as of December 30, 2022 of $18.73.
(8)Vesting date of PSUs – 38,883 shares on 2/1/23; 54,768 shares on 2/1/24; 37,313 shares on 2/1/25.
(9)Vesting date of PSUs – 2,973 shares on 2/1/23; 3,092 shares on 2/1/24; 2,633 shares on 2/1/25.
(10)Vesting date of PSUs – 13,723 shares on 2/1/23; 22,551 shares on 2/1/24; 16,461 shares on 2/1/25.
(11)Vesting date of PSUs – 5,718 shares on 2/1/23; 8,054 shares on 2/1/24; 5,487 shares 2/1/25.
(12)Vesting date of PSUs – 2,287 shares on 2/1/23; 4,832 shares on 2/1/24; 3,621 shares on 2/1/25.
(13)Mr. Brown ceased employment with the Company effective 11/30/22 and forfeited his unvested shares.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Option Exercises and Stock Vested. The following table contains information concerning option exercises and the vesting of stock awards for the NEOs during 2022.

2022 Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Christopher J. Benjamin	—	—	95,621	2,185,266
Clayton K. Y. Chun	—	—	8,364	191,073
Lance K. Parker	—	—	35,943	821,381
Meredith J. Ching	—	—	14,528	332,031
Jerrod M. Schreck	—	—	5,750	131,353
Brett A. Brown	—	—	32,202	678,033
There were no outstanding options in 2022.
The value realized in column (e) was calculated based on the market value of A&B common stock on the vesting date. No amounts realized upon the vesting of stock have been deferred.

Pension Benefits. The following table contains information concerning pension benefits for the NEOs at the end of 2021.
2022 Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)(2)
Christopher J. Benjamin	A&B Retirement Plan for Salaried Employees	18.4	—	794,067
	A&B Excess Benefits Plan	18.4	1,450,519	—
Clayton K. Y. Chun	A&B Retirement Plan for Salaried Employees	4.4	—	58,355
	A&B Excess Benefits Plan	—	—	—
Lance K. Parker	A&B Retirement Plan for Salaried Employees	15.3	—	317,746
	A&B Excess Benefits Plan	15.3	54,821	—
Meredith J. Ching	A&B Retirement Plan for Salaried Employees	37.6	—	1,854,356
	A&B Excess Benefits Plan	37.6	533,987	—
Jerrod M. Schreck	A&B Retirement Plan for Salaried Employees	4.4	—	56,652
	A&B Excess Benefits Plan	—	—	—
Brett A. Brown	A&B Retirement Plan for Salaried Employees	—	—	—
	A&B Excess Benefits Plan	—	—	—
(1)Credited service used to calculate the traditional defined benefit was frozen as of December 31, 2011. Effective January 1, 2020, the Company froze benefit accruals under the cash balance plan. Years shown as based on all credited service years under the plan through the plan freeze date as of January 1, 2020.
(2)Payments were made as a lump sum in accordance with the terms of the plan.
Actuarial assumptions used to determine the present values of the pension benefits include: Discount rate for the non-qualified retirement plan is 5.24% as of December 31, 2022. Age 62 (or current age, if greater) is the assumed

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

retirement age. As a result of plan termination, qualified plan benefits were paid to participants or transferred to an insurance company in 2022 and no further benefits are due from the plan.
The Excess Benefits Plan benefits are paid as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. The present value was determined based on interest rates (with 39% marginal tax rate adjustment) and mortality used in our financial disclosures, i.e., 2.73% (for the first 5 years), 3.21% (next 15 years) and 3.09% (years in excess of 20) applied on a rolling basis, and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The cash balance accounts are projected to the assumed retirement age using 2.15% interest per year (the rate in effect for May 31, 2021 onward) with no future pay credits.
A&B Retirement Plan for Salaried Employees:
The A&B Retirement Plan for Salaried Employees (the “Qualified Retirement Plan”) provides pension benefits to the Company’s salaried employees who are not subject to collective bargaining agreements. In 2007, A&B Predecessor closed participation in its traditional defined pension plan and established a cash balance plan for new non-bargaining unit employees hired after January 1, 2008. A&B Predecessor subsequently froze the traditional plan on January 1, 2012, transitioning all employees to the cash balance plan and lowering the vesting period from five years to three years. Effective January 1, 2020, the Company froze benefit accruals under the cash balance plan.
The traditional defined benefit formula was based on participants’ service and average monthly compensation in the five highest consecutive years of their final 10 years of service. For participants in the plan who remained employed after its freezing, this measurement period goes only through December 31, 2011. Compensation included base salary, overtime pay and one-year bonuses. The amounts were expressed as a single life annuity payable at the normal retirement age of 65. An employee became vested after five years of service with A&B Predecessor or the Company. An employee may take early retirement at age 55 or older, if the employee has already completed at least five years of service with A&B Predecessor or the Company. If an employee retires early, the same formula for normal retirement is used, although the benefit will be reduced for commencement before age 62 because the employee will receive payment early and over a longer period of time.
The replacement cash balance formula provided annual retirement account contributions equal to 5 percent of an employee’s eligible cash compensation, for each year worked through December 31, 2019, while covered by the cash balance formula, plus interest. At retirement or other separation from service, the employee may elect to receive the vested cash balance portion of the Qualified Retirement Plan benefits as a lump sum or an actuarially equivalent annuity. Effective January 1, 2020, the Company froze benefit accruals under the cash balance formula and replaced the benefit with a non-elective company contribution through the A&B Individual Deferred Compensation and Profit Sharing Plan for Salaried Non-Bargaining Employees, in which participants receive 3% of their annual eligible compensation. Participants received interest credit for the cash balance benefits after the plan freeze.
In February 2021 a plan to terminate the Qualified Retirement Plan was approved. Participants had the choice of receiving a single lump sum payment or an annuity from a highly-rated insurance company that will pay and administer future benefit payments. The effective date of the termination was May 31, 2021. The lump sum payments and transfer of liabilities and assets to the insurance company were fully executed in 2022. No further benefits are due from the plan.
A&B Excess Benefits Plan: The A&B Excess Benefits Plan is discussed in the CD&A section of this Proxy Statement. Under the pension portion of the Excess Benefits Plan associated with the Qualified Retirement Plan, benefits under the traditional defined benefit formula are payable after the executive’s separation from service in a lump sum that is actuarially equivalent to single life annuity form of payment, and the cash balance account is paid as a lump sum. Under the profit sharing portion of the Excess Benefits Plan associated with the A&B Retirement Plan, amounts are credited to executives’ accounts based on achievement of goals, to be payable after the executive’s separation from service. All NEOs are eligible to participate in the Excess Benefits Plan. Effective January 1, 2020, the Company froze benefit accruals under the plan and replaced the benefit with a Non-Qualified Defined Contribution Plan as described below.
A&B Non-Qualified Defined Contribution Plan: Under the A&B Non-Qualified Defined Contribution Plan, eligible participants receive 3% of their annual eligible compensation in excess of the applicable IRS compensation limit, a discretionary gain sharing contribution up to 5% of base salary in excess of the applicable IRS compensation limit based on achievement of goals, and the lesser of 3% of eligible compensation or the applicable IRS deferral limit plan minus the maximum allowable match, including the match on catch-up contributions, under the 401(k) plan.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Non-Qualified Deferred Compensation. The following table contains information concerning non-qualified deferred compensation for the NEOs.
2022 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($)(1) (c)	Aggregate Earnings/Loss in Last FY ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)
Christopher J. Benjamin	—	99,309	-26,344	—	293,294
Clayton K. Y. Chun	—	12,973	-2,915	—	28,454
Lance K. Parker	—	43,084	-11,973	—	110,226
Meredith J. Ching	—	23,212	-3,473	—	45,512
Jerrod M. Schreck	—	13,756	-293	—	16,164
Brett A. Brown	—	52,352	-7,193	—	99,394
(1)Represents contributions under the Alexander & Baldwin Nonqualified Defined Contribution Plan earned in the last fiscal year and accrued in the aggregate balance at last FYE and also included in the column (i) All Other Compensation in the 2022 Summary Compensation Table and in prior years to the extent of registrant contributions.
(2)Represents interest and loss earned on the prior year’s cash account balance.

Other Potential Post-Employment Payments
Change in Control Agreements: A&B has entered into Change in Control Agreements with each of the NEOs that are intended to encourage their continued employment with A&B by providing them with greater security in the event of termination of their employment following a change in control of A&B and certain terminations prior to a change in control. The Company has adopted a participation policy that extends these agreements to those senior level executives whose employment would be most likely at risk upon a change in control. Each Change in Control Agreement has an initial one-year term and is automatically extended at the end of each term for a successive one-year period, unless terminated by A&B. The Change in Control Agreements provide for certain severance benefits if the executive’s employment is terminated by A&B without “cause” or by the executive for “good reason” within a specified period following (or prior to) a “Change in Control Event” of A&B, in each case as defined in the agreement, as follows: Upon a termination of employment under the above circumstances, the executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the executive’s base salary and target bonus, (ii) pro rata payment at target with respect to outstanding contingent awards for uncompleted performance periods, (iii) a lump sum payment of amounts due the executive under deferred compensation plans, and (iv) an amount equal to the positive spread between the exercise price of outstanding options held by the executive and the fair market value of the underlying shares at the time of termination. In addition, A&B will maintain all (or provide similar) health and welfare benefit plans for the executive’s continued benefit for a period of two years after termination or pay a taxable cash payment equal to the employer cost of providing such benefits. A&B will also reimburse executives for individual outplacement counseling services up to $10,000. These are “double trigger” agreements under which no payments are made and long-term incentives do not accelerate unless both a change in control and a qualifying termination of employment occurs.
In the event that any amount payable to the executive is deemed under the Internal Revenue Code to be made in connection with a change in control of the Company, and such payments would result in the excise tax imposed on “excess parachute payments” under the Internal Revenue Code, the Change in Control Agreements provide that the executive’s payments will be reduced to an amount that would not result in the imposition of the excise tax, to the extent that such reduction would result in a greater after-tax benefit to the executive. No tax gross-up payments are provided by the Change in Control Agreements.
Executive Severance Plan: The Company also maintains the Executive Severance Plan (“Severance Plan”) that covers the NEOs. The Severance Plan continues from year to year, subject to a periodic review by the Board of Directors. The Severance Plan provides certain severance benefits if a designated executive is involuntarily terminated without “cause,” as defined in the Severance Plan, or laid off from employment as part of a job elimination/

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

restructuring or reduction in force. Upon such termination of employment and execution of a release agreement acceptable to the Company, the executive will be entitled to receive an amount equal to twelve months’ base salary, payable in equal installments over a period of one year, continued payment by the Company of life and disability insurance premiums and COBRA premiums for continued group health plan coverage for a maximum of twelve months, reimbursement for outplacement counseling services and a prorated share of incentive plan awards at target levels under the PIIP that would have been payable to the executive had he or she remained employed until the end of the applicable performance period.
Voluntary Resignation: If the executive voluntarily resigns from the Company, no amounts are payable under the Severance Plan or the PIIP. The executive may be entitled to receive retirement and retiree health and welfare benefits to the extent those benefits have been earned or vested under the provisions of the plans. The executive may have up to three to six months after termination to exercise vested stock options at the time of termination. In addition, the executive would be entitled to any amounts voluntarily deferred (and the earnings accrued) under the tax-qualified A&B IDC Plan.
Other benefits, as described in the CD&A section of this Proxy Statement, may include accrued, vested benefits under the Qualified Retirement Plan and the Excess Benefits Plan. See also the Pension Benefits for 2022 table and accompanying narrative.
The following tables show the potential value to each executive other than Mr. Brown under various termination-related scenarios, assuming that the termination of employment or other circumstances resulting in payment occurred on December 31, 2022. Mr. Brown's employment was terminated effective November 30, 2022 under circumstances constituting an involuntary termination without cause for purposes of the Executive Severance Plan. Under the terms of the Executive Severance Plan described above, he received a payment of $317,240, representing a prorated PIIP award at target and became entitled to (i) a cash severance payment equal to $432,600, payable in twelve equal monthly installments; (ii) approximately $15,624 in respect of health and welfare benefits in exchange for his execution of a release acceptable to A&B (iii) $10,000 in reimbursement for outplacement counseling services. These payments are reflected in the Summary Compensation Table of this Proxy Statement.
Executive Termination Scenarios

Christopher J. Benjamin
Components	Change in Control w/Qualifying Termination	Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death	Disability(2)	Retirement(3)
Cash Severance	$3,103,800	$739,000	---	---	---	---	---
Retirement Benefits(4)	$386,601	$138,275	$138,275	$138,275	$138,275	---	$138,275
Health & Welfare Benefits	$74,861	$26,112	---	---	---	---	---
Outplacement Counseling	$10,000	$10,000	---	---	---	---	---
Long-Term Incentives(5)	$3,492,813	---	---	---	$2,542,329	$2,542,329	$2,542,329
Total	$7,068,075	$913,387	$138,275	$138,275	$2,680,604	$2,542,329	$2,680,604

Clayton K. Y. Chun
Components	Change in Control w/Qualifying Termination	Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death	Disability(2)	Retirement(3)
Cash Severance	$400,000	$400,000	---	---	---	---	---
Retirement Benefits(4)	---	---	---	---	---	---	---
Health & Welfare Benefits	$31,992	$31,992	---	---	---	---	---
Outplacement Counseling	$10,000	$10,000	---	---	---	---	---
Long-Term Incentives(5)	---	---	---	---	$278,815	$278,815	---
Total	$441,992	$441,992	---	---	$278,815	$278,815	---

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Lance K. Parker
Components	Change in Control w/Qualifying Termination	Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death	Disability(2)	Retirement(3)
Cash Severance	$1,566,336	$450,000	---	---	---	---	---
Retirement Benefits(4)	$25,539	$25,539	$25,539	$25,539	$25,539	---	Not Yet Eligible
Health & Welfare Benefits	$86,856	$32,066	---	---	---	---	---
Outplacement Counseling	$10,000	$10,000	---	---	---	---	---
Long-Term Incentives(5)	$1,462,745	---	---	---	$1,059,937	$1,059,937	---
Total	$3,151,476	$517,605	$25,539	$25,539	$1,085,476	$1,059,937	---

Meredith J. Ching(6)
Components	Change in Control w/Qualifying Termination	Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death	Disability(2)	Retirement(3)
Cash Severance	$1,021,760	$329,600	---	---	---	---	---
Retirement Benefits(4)	$80,655	---	---	---	---	---	---
Health & Welfare Benefits	$62,941	$20,163	---	---	---	---	---
Outplacement Counseling	$10,000	$10,000	---	---	---	---	---
Long-Term Incentives(5)	$513,649	---	---	---	$373,876	$373,876	$373,876
Total	$1,689,005	$359,763	---	---	$373,876	$373,876	$373,876

Jerrod M. Schreck
Components	Change in Control w/Qualifying Termination	Termination w/o Cause(1)	Termination w/Cause	Voluntary Resignation	Death	Disability(2)	Retirement(3)
Cash Severance	$833,050	$330,000	---	---	---	---	---
Retirement Benefits(4)	---	---	---	---	---	---	---
Health & Welfare Benefits	$86,856	$32,042	---	---	---	---	---
Outplacement Counseling	$10,000	$10,000	---	---	---	---	---
Long-Term Incentives(5)	$300,785	---	---	---	$225,403	$225,403	---
Total	$1,230,691	$372,042	---	---	$225,403	$225,403	---

(1)Assumes execution of an acceptable release agreement as provided by the Executive Severance Plan.
(2)If an NEO is disabled, the executive will continue to accrue credited vesting service as long as he/she is continuously receiving disability benefits under A&B’s sickness benefits plan or long-term disability benefit plan. Should the NEO stop receiving disability benefits, the accrual of credited vesting service will cease. Upon the later of attainment of age 65 or the date at which the executive is no longer eligible for disability benefits, the NEO will be entitled to receive a pension benefit based on years of credited benefit service and compensation prior to becoming disabled. Credited benefit service shall not include any periods of disability after December 31, 2011.
(3)Normal retirement is at age 65. An executive with 5 years of service may retire at age 62 with unreduced traditional defined benefit pension benefits. Employees may elect early retirement after attaining age 55 and completing 5 years of service.
(4)Retirement Benefits figures are incremental to the values shown in the Pension Benefits Table, which uses a different set of assumptions for timing of termination as described in the related narrative.
(5)Includes the gain on accelerated stock options and the value of accelerated restricted stock and PSUs. The value of stock awards was determined based on the closing price of A&B common stock on December 30, 2022 of $18.73.
(6)Ms. Ching is 62 or older and is eligible for unreduced retirement benefits per the Company’s retirement plan. Therefore, their benefits upon termination are the same as those shown in the pension benefits table (figures shown in the executive termination table are incremental to those in the pension benefits table). The non-qualified Change in Control (“CIC”) benefits are different as they are calculated based on lump sum assumptions as of the assumed CIC date (as of 12/31/2022).
All amounts shown are lump-sum payments, unless otherwise noted. Assumptions used in the tables above are set forth in the Pension Benefits section, with the exception of non-qualified Change in Control benefits, which were calculated based on lump sum assumptions as of 12/31/2022 (2.73% (first 5 years), 3.21% (next 15 years), and 3.09% (years in excess of 20).

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

The Excess Benefits Plan benefits are paid, upon termination, as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. The lump sum conversion was based on interest rates (with 39% marginal tax rate adjustment) and mortality used in our financial disclosures and included in the Pension Benefits section.
CEO to Median Employee Pay Ratio Information
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
In determining the summary compensation table amount of pay for our CEO and the median employee, management employed the same methodology used for NEOs as set forth in the 2022 Summary Compensation Table, except that the Company’s contribution to employee health plans was also included. As illustrated below, using the Total Pay amounts, A&B’s 2022 CEO to median employee pay ratio is 37:1.
CEO to Median Pay Ratio

	Summary Compensation Table Amount	+	Company Contribution to Health Plans	=	Total Pay
CEO	$4,244,890		$13,096		$4,257,985
Median Employee	$97,315		$19,154		$116,469
As permitted under applicable rules, we used the same median employee that was identified in the 2021 proxy statement using the following steps:
1.We selected November 22, 2020, which is within the last three months of our fiscal year end (December 31, 2020), as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient manner. We determined that, as of November 22, 2020, our employee population consisted of approximately 634 individuals, with all of these individuals located in the United States. This population consisted of our full-time part-time, and temporary employees, if any. Our workforce has remained stable since November 2020 and there are no changes to the employee population or compensation arrangements that would result in a significant change in the pay ratio disclosure.
2.To identify the “median employee”, we utilized the amount of base salary and overtime our employees received, as reflected in our payroll records through November 22, 2020. When determining the “median employee,” we then approximated full-year values of base salary for all employees who were employed for a partial year.
3.We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”
4.Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $97,315.
5.With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2022 Summary Compensation Table included in this Proxy Statement.
The pay ratio is a reasonable estimate calculated based on rules and guidance provided by the SEC. The SEC rules allow for varying methodologies for companies to identify their median employee; and other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Consequently, the pay ratios reported by other companies are unlikely to be relevant or meaningful for purposes of comparison to our pay ratio as reported here.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Chief Executive Officer Transition

Christopher Benjamin will retire as Chief Executive Officer, effective June 30, 2023. As disclosed previously on Form 8-K, in connection with Mr. Benjamin’s retirement, his regular 2023 stock grant award was made in the form of time-based restricted stock units with a grant date value of $1,700,000; shares subject to this award will be issued to him on February 1, 2024. A one-year, post-retirement vesting was determined to be appropriate in light of the planned transition of the CEO role consistent with A&B's succession plan and the standard retirement treatment for equity grants. Mr. Benjamin also entered into a Consulting Agreement to provide transitional assistance with Company projects from July 1, 2023 to December 31, 2023, and he will be paid a retainer at the rate of $85,000 per month. In addition, Mr. Benjamin entered into a letter agreement, which contains non-disclosure, non-compete (for a period of twelve months), and release provisions after his retirement in exchange for a payment of $1,500,000.

Lance K. Parker was appointed Chief Executive Officer of the Company, in addition to his role as President, to be effective as of July 1, 2023. In connection with his appointment as Chief Executive Officer, he will receive an increase in his annual base salary from $563,000 to $675,000. Mr. Parker also will receive an incremental equity award (50% as performance share units and 50% as time-based restricted stock units) with a grant date value of $750,000 to be granted on July 31, 2023.
Executive Compensation – Pay v. Performance
As described in the CD&A beginning on page 21, our executive compensation programs aim to be competitive with our peers and aligned with our business strategy and corporate objectives. Our compensation philosophy emphasizes a pay for performance culture focused on the long-term interests of our shareholders. We believe that this alignment between executive compensation and shareholder interests will drive corporate performance over time. Additionally, the Company maintains strong governance and pay practices, including meaningful share ownership guidelines for directors and executive officers, clawback policies that apply to short-term cash awards and long-term equity awards, “double trigger” change in control benefits and performance of an annual compensation risk assessment by our Compensation Committee.
For purposes of the following executive compensation disclosures, the individuals listed below are referred to collectively as our "Named Executive Officers" for 2022.

•Christopher J. Benjamin, Chief Executive Officer
•Clayton K. Y. Chun, Executive Vice President, Chief Financial Officer and Treasurer
•Lance K. Parker, President and Chief Operating Officer
•Meredith J. Ching, Executive Vice President, External Affairs
•Jerrod M. Schreck, Executive Vice President of A&B and President of Grace Pacific
•Brett A. Brown, former Executive Vice President and Chief Financial Officer

Pay Versus Performance
(dollars in thousands, except as indicated)

								Value of Initial Fixed $100 Investment based on:
Year	Summary Comp. Table Total for PEO	Comp. Actually Paid to PEO		Average Summary Comp. Table Total for non-PEO Named Executive Officers		Average Comp. Actually Paid to non-PEO Named Executive Officers		Total Share holder Return	Peer Group Total Share holder Return (3)	Net Income (millions)	CRE Same-Store NOI Growth
2022	4,244.9	3,329.4	(1)	1,314.9	(2)	658.4	(1)	98.33	104.46	-49.5	6.0%
2021	4,136.6	6,610.6	(1)	1,462.3	(2)	2,117.7	(1)	126.12	119.43	35.8	17.3%
2020	3,470.8	2,722.2	(1)	1,155.8	(2)	971.9	(1)	83.62	72.36	5.2	(12.7)%

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

(1)The following tables set forth the adjustments made to the Summary Compensation Table ("SCT") total compensation during each year represented in the PVP Table to arrive at compensation “actually paid” to our NEOs during each of the years specified in the PVP Table:

(dollars in thousands)
Adjustments to Determining Compensation "Actually Paid" for PEO	2022	2021	2020
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	$-	$-	$(300.6)
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(1,912.9)	(1,834.7)	(1,946.1)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	1,602.4	3,044.6	1,584.9
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(307.2)	466.9	52.9
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(369.7)	735.3	(164.6)
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	71.9	61.9	24.9
Total Adjustments	$(915.5)	$2,474.0	$(748.6)

(dollars in thousands)
Adjustments to Determining Compensation "Actually Paid" for Non-PEO NEOs	2022	2021	2020
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	$-	$(2.6)	$(63.2)
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(462.7)	(512.6)	(515.1)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	255.4	850.7	419.5
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(52.8)	129.5	2.7
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(53.6)	173.4	(34.0)
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	(358.7)	-	-
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	15.9	17.0	6.2
Total Adjustments	$(656.5)	$655.4	$(183.9)

(2)For fiscal years 2020 through 2022, Christopher J. Benjamin is included as the PEO. For fiscal years 2020 and 2021, Lance K. Parker, Meredith J. Ching, Brett A. Brown and Nelson N. S. Chun are included as other NEOs. For fiscal year 2022, Clayton K. Y. Chun, Lance K. Parker, Meredith J. Ching, Jerrod M. Schreck and Brett A. Brown are included as other NEOs.
(3)The peer group is the FTSE Nareit Equity Shopping Centers index.

The PVP table demonstrates alignment of Compensation Actually Paid with our performance as measured by TSR (both on an absolute basis and in relation to the FTSE Nareit Equity Shopping Centers index), Net Income and CRE Same-Store NOI Growth.

•In 2020, as the global economy and capital markets were severely affected by the COVID-19 pandemic, our TSR and Net Income declined moderately and CRE Same-Store NOI Growth was negative. Likewise, Compensation Actually Paid of our PEO and the average of our non-PEO NEOs was -22% and -16%, respectively, in relation to Summary Compensation Table pay.

•In 2021, our TSR, Net Income and CRE Same-Store NOI Growth each rebounded strongly, and our TSR outperformed the FTSE Nareit Equity Shopping Centers index. In turn, for that year our PEO’s Compensation Actually Paid was 60% higher than his Summary Compensation Table pay, while the average of our non-PEO NEOs’ Compensation Actually Paid was 45% higher than their Summary Compensation Table pay.

•For the most recently completed year of 2022, our TSR and CRE Same-Store NOI Growth declined, and we reported Net Income of $-49.5 million. Net loss for 2022 includes after-tax losses from discontinued operations of Grace Pacific and the Company-owned quarry land on Maui of $86.6 million, partially offset by 6.3% growth in the CRE NOI in 2022. Compensation Actually Paid of our PEO and the average of our non-PEO NEOs was -22% and -50%, respectively, in relation to Summary Compensation Table pay.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

Most Important Company Performance Measures for Determining NEO Compensation
CRE Same-Store NOI Growth
Core FFO per Diluted Share
Average Net Debt to Core EBITDA
Total Shareholder Return
Grace Pacific Adjusted EBITDA
Consolidated Backlog
Safety Recordable Incident Rate
Use of Non-GAAP Financial Measures
NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company’s Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only the contractual income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company’s properties as this measure is not affected by non-contractual revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other expenses or gains or losses that do not directly relate to the Company’s ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contractually-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company’s Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
NOI represents total Commercial Real Estate contractually-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other expenses (not directly associated with the property); and impairment of commercial real estate assets.
The Company reports NOI on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the current and prior calendar year. The Same-Store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during either of the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the Same-Store pool after one full calendar year of stabilized operation. New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% occupancy. Properties included in held for sale are excluded from Same-Store.
The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets versus from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).
The Company’s methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.
A reconciliation of Commercial Real Estate operating profit to NOI, Same-Store NOI and Non-Same Store NOI follows:

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

	Year Ended
(In millions)	2022	2021	Change
Commercial Real Estate operating profit	$81.5	$72.6
Adjustments:
Depreciation and amortization	36.5	37.7
Straight-line lease adjustments	(6.3)	(4.4)
Favorable/(unfavorable) lease amortization	(1.1)	(0.9)
Termination income	(0.1)	(0.2)
Other (income)/expense, net	0.5	(0.6)
Selling, general, administrative and other expenses	6.8	6.5
NOI	$117.8	$110.7
Acquisitions / dispositions and other adjustments	(0.7)	(0.2)
Same-Store NOI	$117.1	$110.5	6.0%
Non-Same Store NOI	$0.7	$0.2
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is calculated on a consolidated basis (“Consolidated EBITDA”) by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes, depreciation and amortization and noncontrolling interest. Consolidated Adjusted EBITDA is calculated by adjusting Consolidated EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the Company’s operations. Core EBITDA is calculated by adjusting Consolidated Adjusted EBITDA for the Adjusted EBITDA of the non-core operations of the Company, including Land Operations and Discontinued Operations. A reconciliation of Consolidated Net Income to Consolidated EBITDA, Consolidated Adjusted EBITDA, and Core EBITDA follows:

(In Millions)	2022
Net Income	$(49.5)
Adjustments:
Depreciation and amortization	38.0
Depreciation and amortization related to discontinued operations	5.8
Interest expense	22.0
Interest expense related to discontinued operations	0.2
Income tax expense (benefit)	(18.3)
Consolidated EBITDA	$(1.8)
Adjustments:
Asset impairments related to the Land Operations Segment	5.0
(Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense	80.6
Pension termination	76.9
Consolidated Adjusted EBITDA	$160.7
Adjustments:
Land Operations Adjusted EBITDA	(67.0)
Core EBITDA	$93.7

Net Debt is calculated by adjusting the Company’s total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company’s consolidated balance sheets. Average Net Debt is calculated by adjusting Net Debt for cash received on assets sold as part of the Company’s simplification efforts (as described in the “Executive Simplification Incentive Program (ESIP)” section above) that were not expected to be sold this year. A reconciliation of Notes Payable and Other Debt to Net Debt and Average Net Debt follows:

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Monthly
(In Millions)	2022	2022	2022	2022	2022	2022	2022	2022	2022	2022	2022	2022	Average
Notes Payable and Other Debt	$521.3	$520.9	$520.4	$520.0	$519.6	$469.2	$459.7	$459.3	$461.5	$461.1	$476.6	$472.2	$488.5
Adjustments:
Net unamortized deferred financing cost / discount (premium)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.4)
Cash and cash equivalents	51.6	38.1	32.6	44.0	18.9	32.9	25.3	18.2	6.6	5.0	24.0	33.3	27.5
Favorable/Unfavorable Market Value of Loan	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Net Debt	$572.5	$558.6	$552.7	$563.7	$538.2	$501.8	$484.6	$477.3	$467.9	$465.9	$500.4	$505.2	$515.7
Adjustments:
Cash receipts from assets sold as part of simplification efforts that were not expected in 2022	—	—	—	—	—	55.8	55.8	55.8	55.8	55.8	55.8	55.8	32.6
Average Net Debt	$470.0	$483.1	$488.1	$476.3	$501.0	$492.5	$490.5	$497.1	$510.9	$512.1	$508.7	$495.0	$493.8
Average Net Debt to Core EBITDA is calculated as Average Net Debt divided by Core EBITDA, as follows:

($ In Millions)	2022
Average Net Debt	$493.8
Core EBITDA	$93.7
Average Net Debt to Core EBITDA	5.3x
Core Funds From Operations (“Core FFO”) represents a non-GAAP measure relevant to the operating performance of the Company’s commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items noted above (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years).

(In millions, except per share amounts)	2022
CRE Operating Profit	$81.5
Adjustments:
Depreciation and amortization of commercial real estate properties	36.5
Corporate and other expense	(39.3)
Core business interest expense	(11.0)
Distributions to participating securities	(0.2)
Pension termination - CRE and Corporate	14.7
Core FFO	$82.2

Weighted average diluted shares outstanding (FFO/Core FFO)	72.8
Core FFO per diluted share	$1.13
Grace Pacific Adjusted EBITDA is calculated by adjusting income (loss) from discontinued operations, net of taxes and noncontrolling interest to add back items recorded into discontinued operations, including depreciation and amortization, interest expense, the Company’s income from its Maui quarries as well as impairment as a result of being classified as held-for-sale, loss from discontinued operations related to the Company's Land Operations segment and to exclude income attributable to noncontrolling interests as presented in its consolidated statements of operations.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

(In millions)	2022
Income (loss) from discontinued operations, net of income taxes	$(86.6)
Adjustments:
Depreciation and amortization related to discontinued operations	5.8
Interest expense related to discontinued operations	0.2
Asset impairments related to discontinued operations	89.8
(Expenses) incurred by A&B directly attributable to discontinued operations	(0.6)
(Income) loss attributable to Company’s Maui quarries	(1.8)
(Income) loss attributed to Land Operations discontinued operations	0.3
Grace Pacific Adjusted EBITDA	$7.1

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Shareholders are being asked to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs.
A&B’s compensation philosophy is to drive the Company’s performance and further shareholder interests through a compensation program that attracts, motivates and retains outstanding executives, and rewards outstanding performance. The CD&A section of this Proxy Statement discusses our policies and procedures that implement our compensation philosophy. Highlights of our compensation program include the following:
•Executive compensation is closely aligned with performance. In 2022, 77 percent of the CEO’s target total direct compensation was variable and performance-based, and 64 percent of the other NEOs’ target total direct compensation was variable and performance-based (compensation based on a one-time simplification incentive program was not included in target percentages). The ratio of variable compensation is consistent with market practices.
•The Company remains committed to responsible pay practices and has adopted policies that are representative of best practices, including a clawback policy that applies to all senior management and a policy prohibiting hedging and other speculative transactions involving Company stock. The Compensation Committee is focused on continuous improvement in executive compensation practices and policies to ensure alignment between pay and performance, as well as implementation of best practices. This includes, but is not limited to, such practices as adopting a 50th percentile target compensation philosophy, using multiple performance metrics and multi-year equity vesting, double triggers on equity grants in the event of a change in control, reasonable change-in-control agreements, protocols for an annual pay risk assessment, meaningful stock ownership guidelines, and no guaranteed bonuses, change-in-control gross-ups or stock option repricing. In 2022, the average total direct compensation for NEOs was at approximately the 50th percentile of market.
•As described previously in this Proxy Statement, Company results reflected the strong performance of the CRE portfolio and strategic progress made to simplify the Company. The executive compensation program generally reflected above-target performance by the Company in 2022. PIIP and AIP awards ranged between 109% and 180% and ESIP and MSIP awards ranged between 15% and 60% of target.
•The actual performance level attained for the 2020 PSU grants covering the performance period of 2020—2022 was at approximately the 66.5 percentile on a blended basis relative to the FTSE Nareit All-Equity REITs Index and the Selected Peer Group indices, which resulted in an earnout of 158% of the performance shares awarded with a three-year performance horizon.
The following resolution is being submitted for a shareholder advisory vote at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”
Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and consider them in future determinations concerning our executive compensation program.
The Board of Directors recommends that shareholders vote FOR the approval of the resolution relating to executive compensation.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

AUDIT COMMITTEE REPORT
The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of A&B, including the review and approval of all related person transactions required to be disclosed in this Proxy Statement. Among other things, the Audit Committee reviews and discusses with management and Deloitte & Touche LLP, A&B’s independent registered public accounting firm, the results of the year-end audit of A&B, including the auditors’ report and audited financial statements. In this context, the Audit Committee has reviewed and discussed A&B’s audited financial statements with management, has discussed with Deloitte & Touche LLP the matters required to be discussed by applicable Public Company Accounting Oversight Board and SEC rules and, with and without management present, has discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements.
The Audit Committee has received the written communication regarding independence from Deloitte & Touche LLP required under the rules of the Public Company Accounting Oversight Board and the SEC, and has discussed with Deloitte & Touche LLP its independence from A&B. The Audit Committee has determined that the provision of non-audit services rendered by Deloitte & Touche LLP to A&B is compatible with maintaining the independence of Deloitte & Touche LLP from A&B in the conduct of its auditing function.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that A&B’s audited consolidated financial statements be included in A&B’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. The Audit Committee also has appointed, subject to shareholder ratification, Deloitte & Touche LLP as A&B’s independent registered public accounting firm for 2023.
The foregoing report is submitted by Mr. Pasquale (Chairman), Ms. Laing, Mr. Leong and Mr. Yeaman.

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee also conducts an annual evaluation of the independent registered public accounting firm. After evaluating, among other things, qualifications, performance and independence of Deloitte & Touche LLP, the Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm of A&B for the ensuing year, and recommends that shareholders vote in favor of ratifying such appointment. Although ratification of this appointment is not required by law, the Board believes that it is desirable as a matter of corporate governance. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our shareholders. If shareholders do not ratify the appointment of Deloitte & Touche LLP, it will be considered as a recommendation to the Board and the Audit Committee to consider the retention of a different firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
In compliance with the Sarbanes Oxley Act of 2002 and applicable SEC rules, the Audit Committee has adopted policies and procedures for Audit Committee approval of audit and non-audit services. Under such policies and procedures, the Audit Committee pre-approves or has delegated to the Chairman of the Audit Committee authority to pre-approve all audit and non-prohibited, non-audit services performed by the independent registered public accounting firm in order to assure that such services do not impair the auditor’s independence. Any additional proposed services or costs exceeding pre-approved cost levels require additional pre-approval as described above. The Audit Committee may delegate pre-approval authority to one or more of its members for services not to exceed a specific dollar amount per engagement. Requests for pre-approval include a description of the services to be performed, the fees to be charged and the expected dates that the services will be performed. All services provided by Deloitte & Touche LLP during 2022 were pre-approved in accordance with these policies.
For the years ended December 31, 2022 and 2021, professional services were performed by Deloitte & Touche LLP (including affiliates) for A&B as follows:
Audit Fees. The aggregate fees billed for the audit of the Company’s annual consolidated financial statements, including Sarbanes-Oxley Section 404 attestation-related work, for the fiscal years ended December 31, 2022 and 2021, the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and consents for SEC registration statements were approximately $1,906,000 and $1,783,000, respectively.
Audit-Related Fees. The aggregate fees billed for Audit-Related services for the fiscal years ended December 31, 2022 and 2021 were approximately $56,000 and $124,000, respectively.
Tax Fees. The aggregate fees billed for professional tax services for fiscal years ended December 31, 2022 and 2021 were approximately $0.
All Other Fees. The aggregate fees billed for other services for fiscal years ended December 31, 2022 and 2021 were approximately $0.
SHAREHOLDERS WITH THE SAME ADDRESS
Individual shareholders sharing an address with one or more other shareholders may elect to “household” the mailing of the Notice of Internet Availability of Proxy Materials or our annual report and proxy statement. This means that only one Notice of Internet Availability of Proxy Materials or our annual report and proxy statement will be sent to that address unless one or more shareholders at that address specifically elect to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. We will promptly send a separate Notice of Internet Availability of Proxy Materials or our annual report and proxy statement to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate Notices of Internet Availability of Proxy Materials or our annual reports and proxy statements in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address.
Requests related to householding should be mailed to Alexander & Baldwin, Inc., P.O. Box 3440, Honolulu, HI 96801-3440, Attn: Alyson J. Nakamura, Corporate Secretary or by calling (808) 525-8450. If you are a shareholder

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

OTHER BUSINESS
The Board of Directors of A&B knows of no other business to be presented for shareholder action at the Annual Meeting. However, should matters other than those included in this Proxy Statement properly come before the Annual Meeting, the proxy holders named in the accompanying proxy will use their best judgment in voting upon them.
SHAREHOLDER PROPOSALS FOR 2024
Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2024 Annual Meeting of A&B must be received at the headquarters of A&B on or before November 14, 2023 in order to be considered for inclusion in the year 2024 Proxy Statement and proxy.
In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the headquarters of A&B not later than December 26, 2023. A&B’s Bylaws require that shareholder proposals made outside of Rule 14a- 8 or a notice of nomination of candidates for election as a director must be submitted to our Corporate Secretary at 822 Bishop Street, Honolulu, HI 96822, in accordance with the requirements of the Bylaws, not later than December 26, 2023 and not earlier than November 26, 2023.
The Company’s Bylaws provide that no person (other than a person nominated by the Board) will be eligible to be elected a director at an annual meeting of shareholders unless the Corporate Secretary has received, not less than 120 days nor more than 150 days before the anniversary date of the prior annual meeting, a written shareholder’s notice in proper form that the person’s name be placed in nomination. If the annual meeting is not called for a date which is within 25 days of the anniversary date of the prior annual meeting, a shareholder’s notice must be given not later than 10 days after the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper written form, a shareholder’s notice must include information about each nominee and the shareholder making the nomination. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
In addition to satisfying the foregoing requirements under our Bylaws relating to nominations of director candidates, including the deadline for written notice, to comply with the SEC's “universal proxy rules,” stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting in compliance with Rule 14a-19 promulgated under the Exchange Act must provide written notice containing the information required by Rule 14a-19(b) to our Corporate Secretary at 822 Bishop Street, Honolulu, HI 96822 no later than February 25, 2024.
By Order of the Board of Directors
ALYSON J. NAKAMURA
Vice President and Corporate Secretary

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

ALEXANDER & BALDWIN

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/ALEX**
or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2 AND 3.

1. Election of Directors:

	For	Against	Abstain
01 - Christopher J. Benjamin	☐	☐	☐
02 - Diana M. Laing	☐	☐	☐
03 - John T. Leong	☐	☐	☐
04 - Thomas A. Lewis, Jr.	☐	☐	☐
05 - Douglas M. Pasquale	☐	☐	☐
06 - Michele K. Saito	☐	☐	☐
07 - Eric K. Yeaman	☐	☐	☐

	For	Against	Abstain
2. Approve the advisory resolution relating to executive compensation	☐	☐	☐
3. Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the corporation	☐	☐	☐

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 P C F

03QV7A

ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT

2023 ANNUAL MEETING OF ALEXANDER & BALDWIN, INC.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2022 Annual Report to Shareholders are available at: www.envisionreports.com/ALEX

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — ALEXANDER & BALDWIN, INC.

+

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 25, 2023
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher J. Benjamin, Douglas M. Pasquale and Eric K. Yeaman, and each of them, proxies with full power of substitution, to vote the shares of stock of Alexander & Baldwin, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 25, 2023, and at any adjournments or postponements thereof, on the matters set forth in the Notice of Meeting and Proxy Statement, as stated on the reverse side.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued and to be marked, dated and signed, on other side)

C Non-Voting Items

Change of Address — Please print new address below.

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ALEXANDER & BALDWIN, INC. ▪ 2023 PROXY STATEMENT